ASSET PURCHASE AGREEMENT
                            ------------------------


THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and is entered into this _____ day of ___________________, 2000, by, between and among POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Purchaser No. 1"), POMEROY SELECT INTEGRATION SOLUTIONS, INC. ("Purchaser No. 2"), DATANET, INC., a North Carolina corporation ("DataNet"), DATANET TECHNICAL SERVICES, LLC, a North Carolina limited liability company ("DTS"), DATANET TANGIBLE PRODUCTS, LLC, a North Carolina limited liability company ("DTP"), and DATANET PROGRAMMING, LLC, a North Carolina limited liability company ("DP") (DataNet, DTS, DTP and DP hereinafter referred to collectively as the "Sellers" and individually as the "Seller"), RICHARD STITT ("R. Stitt"), GREGORY STITT ("G. Stitt"), JEFFREY EACHO ("J. Eacho") and RICHARD WASHINGTON ("R. Washington")(R. Stitt, G. Stitt,
J. Eacho and R. Washington hereinafter referred to collectively as the "Shareholders" and individually as the "Shareholder").

                              W I T N E S S E T H :

WHEREAS, DataNet is a full service provider of a variety of computer service and support solutions to large and medium size commercial, governmental and other professional customers throughout the Raleigh, North Carolina Metropolitan area; and

WHEREAS, Shareholders are the owners of Three Thousand Five Hundred Ninety-Nine (3,599) shares of the outstanding stock of DataNet, in the following proportions: R. Stitt - 2774 shares, G. Stitt - 375 shares, J. Eacho - 375 shares and R. Washington - 75 shares, which stock constitutes substantially all of the outstanding stock of Seller; and

WHEREAS, DataNet owns One Hundred Percent (100%) of all the membership interests in DTS, DTP and DP, which entities provide certain technical, selling and programming services, respectively, for DataNet.

WHEREAS, Purchaser No. 1 is in the business of marketing and selling a broad range of microcomputers and related products including equipment selection, procurement and configuration; and

WHEREAS, Purchaser No. 2, a wholly-owned subsidiary of Purchaser No. 1, is a single source provider of integrated desktop management and network services including life cycle services, internetworking services, and end user support services; and

WHEREAS, Purchaser No. 1 desires to purchase certain of the assets of the Sellers used in their business of marketing and selling a broad range of microcomputers and related products including equipment selection, procurement and configuration ("Business No. 1") and assume certain of the liabilities of the Sellers in connection with Business No. 1 and Purchaser No. 2 desires to purchase certain of the assets of the Sellers used in their integrated desktop management and network services business ("Business No. 2") and assume certain of the liabilities of the Sellers in connection with Business No. 2; and Sellers desire to sell certain of such assets, subject to such liabilities, but only (i) upon the terms and subject to the conditions set forth in this Agreement, (ii) the representations, warranties, covenants, indemnifications, assurances and undertakings of each Seller, each Shareholder and of Purchaser No. 1 and Purchaser No. 2 contained in this Agreement, (iii) the agreement of each Seller to refrain from competition with Purchaser No. 1 and Purchaser No. 2 for five
(5) years from the Closing of this transaction, (iv) the agreement of R. Stitt to refrain from competition for the later of five (5) years from the Closing Date or one (1) year after the termination of his employment with Purchaser No. 1 pursuant to and in accordance with, the terms of his Employment Agreement to be executed upon Closing, and (v) the agreements of G. Stitt, J. Eacho and R. Washington to refrain from competition for the later of three (3) years from the Closing Date or one (1) year after the termination of each of said respective individual's employment with Purchaser No. 1 pursuant to and in accordance with the terms of his respective Employment Agreement to be executed upon Closing.

NOW, THEREFORE, in consideration of the above premises and the mutual promises, covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                       1.
                                   DEFINITIONS
                                   -----------

1.1  Affiliate. "Affiliate" shall have the meaning ascribed to such term in Rule
     ---------
     405 promulgated under the Securities Act of 1933, as amended.

1.2  Assumed  Liabilities  No  1.  The  "Assumed  Liabilities  No.  1"  are  the
     ---------------------------
     liabilities of each Seller assumed or paid at Closing by Purchaser No. 1 pursuant to Section 3.1 of this Agreement.

1.3  Assumed  Liabilities  No  2.  The  "Assumed  Liabilities  No.  2"  are  the
     ---------------------------
     liabilities of each Seller assumed or paid at Closing by Purchaser No. 2 pursuant to Section 3.2 of this Agreement.

1.4  Balance Sheet.  The "Balance Sheet" is the audited balance sheet of DataNet
     -------------
     as of December 31, 1999, included as part of the Financial Statements.

1.5  Closing.  The  "Closing"  shall  be the  consummation  of the  transactions
     -------
     contemplated under this Asset Purchase Agreement.

1.6  Closing Date. The "Closing Date" shall be as of 9:00 a.m., E.D.T., July 28,
     ------------
     2000.

1.7  Code.  The "Code" is the  Internal  Revenue  Code of 1986,  as amended,  26
     ----
     U.S.C. 1 et seq.
              ------

1.8  Court. A "Court" is any federal,  state,  municipal,  domestic,  foreign or
     -----
     other governmental tribunal or an arbitrator or person with similar power or authority.

1.9  Disclosure Schedule.  The "Disclosure  Schedule" is the Disclosure Schedule
     -------------------
     dated the date of this Agreement and delivered by each Seller to Purchaser No. 1 and Purchaser No. 2, respectively.

1.10 Encumbrance.   An  "Encumbrance"  is  any  security   interest,   lien,  or
     -----------
     encumbrance whether imposed by agreement, understanding, law or otherwise, on any of Purchased Assets No. 1 and/or Purchased Assets No. 2 (as defined herein).

1.11 Excluded Assets. An "Excluded Asset" is any asset set forth in Section 2.4.
     ---------------

1.12 Financial Statements.  The "Financial Statements" are the audited financial
     --------------------
     statements of DataNet for the year ended December 31, 1999, to be issued after the Closing of this transaction, including any and all notes thereto, and the unaudited financial statements of DTS, DTP and DP for the year ended December 31, 1999, including any and all notes thereto, and the unaudited financial statements of DataNet for the year ended December 31, 1998, including any and all notes thereto.

1.13 Funded  Debt of  Business  No. 1.  "Interest  Bearing  Debt" of each Seller
     --------------------------------
     related to Business No. 1 as reflected on the Pro Forma  Balance  Sheet No.
     1.

1.14 Funded  Debt of  Business  No. 2.  "Interest  Bearing  Debt" of each Seller
     --------------------------------
     related to Business No. 2 as reflected on the Pro Forma  Balance  Sheet No.
     2.

1.15 Governmental  Entity. A "Governmental  Entity" is any Court or any federal,
     --------------------
     state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

1.16 Knowledge of Any Seller and Shareholders or Sellers' Knowledge.  "Knowledge
     --------------------------------------------------------------
     of Seller and Shareholders and/or Sellers' Knowledge" shall mean actual knowledge of any Shareholder or Member.

1.17 "Members" or "Member" shall mean DataNet, Inc., the owner of 100% of the membership interest of DTS, DTP and DP.

1.18 Net Asset Amount No. 1. "Net Asset Amount No. 1" shall have the meaning set
     ----------------------
     forth in Section 5.1.

1.19 Net Asset Amount No. 2. "Net Asset Amount No. 2" shall have the meaning set
     ----------------------
     forth in Section 5.1.

1.20 1999 NPBT. The net profit before taxes of DataNet for the period commencing
     ---------
     January 1, 1999 and ending December 31, 1999, as set forth in Section 5.2. The determination of the 1999 NPBT of DataNet shall be determined in accordance with the provisions set forth in Section 5.2.

1.21 NPBT.  The net profit  before  taxes of Purchaser  No. 1's  Raleigh,  North
     ----
     Carolina Division and Purchaser No. 2's Raleigh, North Carolina Division for the applicable period as set forth in Section 4.6. The determination of NPBT shall be determined in accordance with the provisions set forth in
     Section 4.6.

1.22 Person. Any natural person, firm,  partnership,  association,  corporation,
     ------
     company, limited liability company, limited partnership, trust, business trust, governmental authority or other entity.

1.23 Pro Forma  Balance  Sheet No. 1. The "Pro Forma Balance Sheet No. 1" is the
     -------------------------------
     balance sheet of each Seller prepared as described in Section 5.1 and adjusted for Excluded Assets of each Seller and Excluded Liabilities relating to Business No. 1 of each Seller as of the Closing Date.

1.24 Pro Forma  Balance  Sheet No. 2. The "Pro Forma Balance Sheet No. 2" is the
     -------------------------------
     balance sheet of each Seller prepared as described in Section 5.1 and adjusted for Excluded Assets of each Seller and Excluded Liabilities relating to Business No. 2 of each Seller as of the Closing Date.

1.25 Purchase Price No. 1. The "Purchase Price No. 1" is the total consideration
     --------------------
     paid by Purchaser No. 1 to each Seller for Purchased Assets No. 1 as set forth in Sections 4.1 and 4.6.

1.26 Purchase Price No. 2. The "Purchase Price No. 2" is the total consideration
     --------------------
     paid by Purchaser No. 2 to each Seller for Purchased Assets No. 2 as set forth in Sections 4.1(f), 4.2 and 4.6

1.27 Purchased Assets No. 1. The "Purchased Assets No. 1" are the assets of each
     ----------------------
     Seller, used in Business No. 1, acquired by Purchaser No. 1 pursuant to the terms of this Agreement.

1.28 Purchased Assets No. 2. The "Purchased Assets No. 2" are the assets of each
     ----------------------
     Seller, used in Business No. 2, acquired by Purchaser No. 2 pursuant to the terms of this Agreement.

1.29 DataNet's Accountant. "DataNet's Accountant" shall mean Dixon Odom, PLLC.
     --------------------

1.30 December 31st  Pro-Forma  Balance Sheet No. 1. The "December 31st Pro-Forma
     ---------------------------------------------
     Balance Sheet No. 1" is the unaudited balance sheet of each Seller on a consolidated basis adjusted for Excluded Assets of each Seller and Excluded Liabilities relating to Business No. 1 of each Seller as of December 31, 1999.

1.31 December 31st  Pro-Forma  Balance Sheet No. 2. The "December 31st Pro-Forma
     ---------------------------------------------
     Balance Sheet No. 2" is the unaudited balance sheet of each Seller on a consolidated basis adjusted for Excluded Assets of each Seller and Excluded Liabilities relating to Business No. 2 of each Seller as of December 31, 1999.

1.32 Tax or Taxes.  Any  federal,  state,  provincial,  local,  foreign or other
     ------------
     income, alternative, minimum, any taxes under Section 1374 of the Code, any taxes under Section 1375 of the Code, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

1.33 Tax  Return.  A "Tax  Return"  is a  report,  return  or other  information
     -----------
     required to be supplied to a Governmental Entity in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any of the Sellers.

                                        2.
                                      TERMS
                                      -----

2.1  Agreement.
     ---------

     Each Seller agrees to sell and convey to Purchaser No. 1 the Purchased Assets No. 1 as hereinafter set forth in Section 2.2 owned by such entity. Each Seller agrees to sell and convey to Purchaser No. 2 the Purchased Assets No. 2 as hereinafter set forth in Section 2.3 owned by such entity. Purchaser No. 1 agrees to purchase the Purchased Assets No. 1 and Purchaser No. 2 agrees to purchase the Purchased Assets No. 2. The agreements of Purchaser No. 1 and Purchaser No. 2 and each Seller are expressly conditioned upon the terms, conditions, covenants, representations and warranties as hereinafter set forth.


2.2  Assets  to  be  Sold  by  Each  Seller and Purchased by Purchaser No. 1.
     -----------------------------------------------------------------------

     At the Closing of this Agreement, Purchaser No. 1 shall purchase and each Seller shall sell all the assets of such Seller used in Business No. 1, except for the Excluded Assets relating to Business No. 1. The Purchased Assets No. 1 shall include, but not be limited to:

     (a) The tangible personal property and assets of each Seller of every kind and description, real, personal or mixed, wherever located, used in Business No. 1, including without limitation, all such assets as reflected on the December 31, 1999 Pro Forma Balance Sheet No. 1 (excepting those assets disposed of, and including those assets acquired, in the ordinary course of business since the date of the December 31, 1999 Pro Forma Balance Sheet No. 1).

     (b) All intangible assets of each Seller which are used in Business No. 1 of Sellers, including without limitation, all purchase orders, contract rights and agreements, work in process, customer lists, supplier agreements, patents, trademarks and service marks (including the goodwill associated with the marks), office supplies, computer programs, claims of each Seller, the right to use of the corporate and trade names of or used by each Seller, or any derivative thereof, as all or part of a corporate or trade name;

     (c) All investment securities, cash and cash equivalents and customer notes receivable relating to Business No. 1;

     (d) All inventory of Business No. 1 which shall be valued on a moving average basis at the lower of cost of acquisition, less any trade or cash discounts, or market;

     (e) All accounts receivable and vendor receivables relating to Business No. 1;

     (f)  Certain vehicles of each Seller set forth on attached Exhibit A;

     (g) All prepaid expenses applicable to Business No. 1, including but not limited to all prepaid software licenses;

     (h) All vendor rebates, spiff money, retainage amounts under any contracts and any customer deposits relating to Business No. 1;

     (i) All distribution contracts and authorizations of each Seller relating to Business No. 1;

     (j) All base artwork, photo materials, plates (if owned by such Seller), separations and other materials that are used by such Seller for printing brochures and promotional materials including all intellectual property rights therein relating to Business No. 1;

     (k) The assignment of any telephone numbers used in Business No. 1 of each Seller;

     (l) The entire right, title, benefit and interest of each Seller now existing or hereafter arising, in or to all indemnities, guaranties, warranties, claims and choses of action of each Seller against other parties with respect to Purchased Assets No. 1, including by way of example and not limitation, any rights under insurance policies and any other rights thereunder, but only with respect to Purchased Assets No. 1;

     (m) Each Seller's rights under the agreements set forth in Schedule 2.2(m) with respect to the parties set forth therein, pursuant to which such parties agreed not to disclose, use or communicate information regarding such parties' business (which is part of Business No. 1) and not to engage in certain activities competitive with Business No. 1.

     (n) All other fees, assets, property, business and going concern value, and rights of each Seller (including the rights under covenants or agreements not to disclose confidential information or not to compete, if any) and rights under the respective asset purchase agreements, stock purchase agreements or other documents set forth on Disclosure
          Schedule 2.2(n) (and related documents) pursuant to which such Seller acquired certain of the assets of the parties set forth in such Disclosure Schedule.

2.3  Assets  to  be  Sold  by  Each  Seller and Purchased by Purchaser No. 2.
     -----------------------------------------------------------------------

     At the Closing of this Agreement, Purchaser No. 2 shall purchase and each Seller shall sell all the assets of such Seller used in Business No. 2, except for the Excluded Assets relating to Business No. 2. The Purchased Assets No. 2 shall include, but not be limited to:

     (a) The tangible personal property and assets of each Seller of every kind and description, real, personal or mixed, wherever located, used in Business No. 2, including without limitation, all such assets as reflected on the December 31, 1999 Pro Forma Balance Sheet No. 2 (excepting those assets disposed of, and including those assets acquired, in the ordinary course of business since the date of the December 31, 1999 Pro Forma Balance Sheet No. 2).

     (b) All intangible assets of each Seller which are used in Business No. 2 of the Sellers, including without limitation, all purchase orders, contract rights and agreements, work in process, customer lists, supplier agreements, patents, trademarks and service marks (including the goodwill associated with the marks), office supplies, computer programs, claims of each Seller, the right to use of the corporate and trade names of or used by each Seller, or any derivative thereof, as all or part of a corporate or trade name;

     (c) All investment securities, cash and cash equivalents and customer notes receivable relating to Business No. 2;

     (d) All inventory of Business No. 2 which shall be valued on a moving average basis at the lower of cost of acquisition, less any trade or cash discounts, or market;

     (e) All accounts receivable and vendor receivables relating to Business No. 2;

     (f)  Certain vehicles of each Seller set forth on attached Exhibit A-1;

     (g) All prepaid expenses applicable to Business No. 2, including but not limited to all prepaid software licenses;

     (h) All of each Seller's fixed rate contracts and time and material contracts relating to Business No. 2;

     (i) All vendor rebates, spiff money, retainage amounts under any contracts and any customer deposits relating to Business No. 2;

     (j)  All of each Seller's service contracts relating to Business No. 2;

     (k) All distribution contracts and authorizations of each Seller relating to Business No. 2;

     (l) All base artwork, photo materials, plates (if owned by such Seller), separations and other materials that are used by each Seller for printing brochures and promotional materials including all intellectual property rights therein relating to Business No. 2;

     (m) The assignment of any telephone numbers used in Business No. 2 of each Seller;

     (n) The entire right, title, benefit and interest of each Seller now existing or hereafter arising, in or to all indemnities, guaranties, warranties, claims and choses of action of each Seller against other parties with respect to Purchased Assets No. 2, including by way of example and not limitation, any rights under insurance policies and any other rights thereunder, but only with respect to Purchased Assets No. 2;

     (o) Each Seller's rights under the agreements set forth in Schedule 2.3(o) with respect to the parties set forth therein, pursuant to which such parties agreed not to disclose, use or communicate information regarding such parties' business (which is part of Business No. 2) and not to engage in certain activities competitive with Business No. 2; and

     (p) All other fees, assets, property, business and going concern value, and rights of each Seller (including the rights under covenants or agreements not to disclose confidential information or not to compete, if any) and rights under the respective asset purchase agreements, stock purchase agreements or other documents set forth on Disclosure
          Schedule 2.3(p) (and related documents) pursuant to which such Seller acquired certain of the assets of the parties set forth in such Disclosure Schedule.

2.4  Excluded  Assets.
     ----------------

     The Excluded Assets are set forth on Exhibit B hereto.

2.5  Lease  Agreements.
     -----------------

     Each Seller, singly and/or jointly, is/are the lessee(s) under certain lease agreements calling for payments of more than $5,000.00 per year covering the following real and personal properties:

     (i)  None

     At the Closing, each Seller and Purchaser No. 1 or Purchaser No. 2 shall execute necessary documentation for the assignment of these leases and all of each Seller's right and interest thereunder to Purchaser No. 1 and/or Purchaser No. 2, as agreed upon by the parties and, at the Closing, each Seller shall assign all its respective rights and interest in said leases to Purchaser No. 1 and/or Purchaser No. 2, as applicable. Purchaser No. 1 and Purchaser No. 2 agree to indemnify and hold each Seller harmless from any liability with respect to the aforementioned leases occurring after the Closing Date which is assumed by such party. To the extent that the assignment of any lease shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof and each Seller shall obtain any such necessary consents or assignments by the Closing, or as reasonably possible after the Closing.

2.6  Instruments  of  Transfer.
     -------------------------

     Except as otherwise provided herein, at Closing, each Seller will deliver to Purchaser No. 1 and Purchaser No. 2, respectively, such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer and assignment as shall be effective to vest in Purchaser No. 1 and Purchaser No. 2, as applicable, good title and interest in and to Purchased Assets No. 1 and Purchased Assets No. 2, respectively. At or after the Closing, and without further consideration, each Seller will execute and deliver to Purchaser No. 1 and Purchaser No. 2, as applicable, such further instruments of conveyance and transfer and take such other action as Purchaser No. 1 and/or Purchaser No. 2 may reasonably request in order to more effectively convey and transfer to Purchaser No. 1 and/or Purchaser No. 2, as applicable, any of the Purchased Assets No. 1 and/or Purchased Assets No. 2 or for aiding and assisting and collecting and reducing to possession and exercising rights with respect thereto. Each Seller and Shareholder agree to use their best efforts to obtain and deliver to Purchaser No. 1 and Purchaser No. 2, as applicable, such consents, approvals, assurances and statements from third parties as Purchaser No. 1 and Purchaser No. 2, as applicable, may reasonably require in a form reasonably satisfactory to Purchaser No. 1 and Purchaser No. 2. In addition to the foregoing, each Seller will deliver to Purchaser No. 1 and Purchase No. 2, as applicable, the originals or copies of all of such Seller's books, records and other data relating to Purchased Assets No. 1 and Purchased Assets No. 2, respectively; and simultaneously with such delivery, each Seller shall take all such acts as may be necessary to put Purchaser No. 1 in actual possession, and operating control of Purchased Assets No. 1 and put Purchaser No. 2 in actual possession, and operating control of Purchased Assets No. 2. Each Seller shall cooperate with Purchaser No. 1 and Purchaser No. 2 to permit such parties, if possible, to enjoy such Seller's ratings and benefits under workmen's compensation laws and unemployment compensation laws to the extent permitted by such laws.

2.7  Instruments  Giving  Certain  Powers  and  Rights.
     -------------------------------------------------

     At the Closing, each Seller shall, by appropriate instrument, constitute and appoint Purchaser No. 1 and Purchaser No. 2, their respective successors and assigns, the true and lawful attorney of each Seller with full power of substitution, in the name of Purchaser No. 1 and/or Purchaser No. 2, as applicable, or the name of such Seller, on behalf of and for the benefit of Purchaser No. 1 and Purchaser No. 2, as applicable, to collect all accounts receivable and/or vendor receivables and other items being transferred and assigned to Purchaser No. 1 and/or Purchaser No. 2, as applicable, as provided herein, to endorse, without recourse, any and all checks in the name of each Seller the proceeds of which Purchaser No. 1 and/or Purchaser No. 2, as applicable, is entitled to hereunder, to institute and prosecute, in the name of such Seller or otherwise, all proceedings which Purchaser No. 1 and/or Purchaser No. 2, as applicable, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to Purchased Assets No. 1 and/or Purchased Assets No. 2, as applicable, to defend and compromise any and all actions, suits and proceedings in respect of any of Purchased Assets No. 1 and/or Purchased Assets No. 2, as applicable, and to do all such acts and things in relation thereto as such party may deem advisable. Purchaser No. 1 and/or Purchaser No. 2, as applicable, shall provide such Seller with notice of any collection action(s) instituted by it under this provision. Each Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by such Seller, directly or indirectly, by the dissolution of such Seller or in any manner or for any reason. Each Seller further agrees that Purchaser No. 1 and/or Purchaser No. 2, as applicable, shall retain for its own respective account any amounts collected pursuant to the foregoing powers, and each Seller shall pay or transfer to Purchaser No.1 and/or Purchaser No. 2, as applicable, if and when received, any amounts which shall be received by such Seller after the Closing in respect of any such receivables or other assets, properties, rights or business to be transferred and assigned to Purchaser No. 1 and/or Purchaser No. 2, as provided herein. Each Seller further agrees that, at any time or from time to time after the Closing, it will, upon the request of Purchaser No. 1 and/or Purchaser No. 2 and at such Seller's expense, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further reasonable acts, assignments, transfers, powers of attorney or assurances as may be required in order to further transfer, assign, grant, assure and confirm to Purchaser No. 1 and/or Purchaser No. 2, as applicable, or to aid and assist in the collection or granting of possession by Purchaser No. 1 and/or Purchaser No. 2, as applicable, of any of the Purchased Assets No. 1 and/or the Purchased Assets No. 2, or to vest in Purchaser No. 1 good and marketable title to Purchased Assets No. 1 and to vest in Purchaser No. 2 good and marketable title to Purchased Assets No. 2.

     To the extent that any assignment does not result in a complete transfer of the contracts to Purchaser No. 1 and/or Purchaser No. 2, as applicable, because of a provision in any contract against such Seller's assignment of any its right thereunder, each Seller shall cooperate with Purchaser No. 1 and Purchaser No. 2 in any reasonable manner proposed by Purchaser No. 1 and/or Purchaser No. 2, as applicable, to complete the acquisition of the contracts and such Seller's rights, benefits and privileges thereunder in order to fulfill and carry out such Seller's obligations under this Agreement. Such additional action may include, but is not limited to: (i) entering into a subcontract between such Seller and Purchaser No. 1 and/or Purchaser No. 2, as applicable, which allows such party to perform such Seller's duties under such contracts and to enforce such Seller's rights thereunder; (ii) the sale of DataNet stock owned by the Shareholders (and/or the membership interest in DTS, DTP or DP owned by DataNet) to Purchaser No. 1 and/or Purchaser No. 2, as applicable, on terms to which all parties may mutually agree in good faith to allow such party to operate such Seller as a wholly or partially-owned subsidiary or affiliate to enforce the contracts; or (iii) entering into a new multi-party agreement with such customers which allows Purchaser No. 1 and/or Purchaser No. 2, as applicable, to perform such Seller's obligations and enforce such Seller's rights under the contracts.



                                        3.
                            ASSIGNMENT OF LIABILITIES
                            -------------------------

3.1  Liabilities  to  be  Paid  Off at Closing or Assumed by Purchaser No. 1.
     -----------------------------------------------------------------------

     A. At the Closing, Purchaser No. 1 shall assume and pay off or discharge when due (and secure the release of each Seller and any Shareholder from any and all personal liability or guaranty with respect to such obligation), the following:

          (i) Sellers' obligations to Branch Banking and Trust Co. under a floor plan credit facility, the outstanding amount of which is on the December 31, 1999 Pro Forma Balance Sheet, and as of the present date is $-0-, which floor plan credit facility is collateralized by a security interest in each of the Seller's assets.

     The Assumed Liabilities to be paid off as set forth in Section 3.1 A. (i), as may be incurred, increased or decreased since the December 31, 1999 Pro Forma Balance Sheet No. 1 to the Pro Forma Balance Sheet No. 1 for operations in the ordinary course of business or any other transaction permitted by this Agreement, and subject to the satisfaction of the Net Asset Amount No. 1 requirement set forth in Section 4.1(d) as of the Closing Date.

     It is the intent of the parties that Purchaser No. 1 shall pay off at Closing, or assume and pay off or discharge when due, all obligations of each Seller set forth in Section 3.1 A above for which any Shareholder (and/or Member) has personal liability and Purchaser No. 1 agrees to use its best efforts to secure the release of any Shareholder or Member from such liability after the Closing if such releases are not secured prior to Closing.

     B. All of the trade accounts payable of the Sellers relating to Business No. 1 incurred in the ordinary course of business consistent with Sellers' prior practices, the outstanding amount of which totaled 3,172,141 in the aggregate, on the December 31, 1999 Pro Forma Balance Sheet No. 1, and as may be incurred, increased or decreased since the December 31, 1999 Pro Forma Balance Sheet No. 1 to the Pro Forma Balance Sheet No. 1 for operations in the ordinary course of business or any other transaction provided by this Agreement, and subject to the satisfaction of the Net Asset Amount No. 1 requirement set forth in Section 4.1(d) as of the Closing Date.

3.2  Liabilities to be Paid Off at Closing or Assumed by Purchaser No. 2.
     --------------------------------------------------------------------

     At the Closing, Purchaser No. 2 shall assume and pay off or discharge when due (and secure the release of each Seller and any Shareholder (and/or Member) from any and all personal liability or guaranty with respect to such obligation), the following:

     A.   (i)       DataNet's obligation to Branch Banking and Trust Co. under a vehicle  loan,  the  outstanding  amount  of which is on the
                    December  31,  1999  Pro  Forma   Balance  Sheet  No.  1  is
                    $37,400.00,  and as of the Closing  Date is  $_____________,
                    which is collateralized by a security interest in certain vans owned by Seller(s);

     B. All of the trade accounts payable of the Sellers relating to Business No. 2 incurred in the ordinary course of business consistent with Sellers' prior practices, the outstanding amount of which totaled 244,156 in the aggregate, on the December 31, 1999 Pro Forma Balance Sheet No. 2; and as may be incurred, increased or decreased since the December 31, 1999 Pro Forma Balance Sheet No. 2 to the Pro Forma Balance Sheet No. 2 for operations in the ordinary course of business or any other transaction provided by this Agreement, and subject to the satisfaction of the Net Asset Amount No. 2 requirement set forth in Section 4.2(d) as of the Closing Date.

3.3  Executory  Contracts  to  be  Assumed  by  Purchaser  No.  1.
     ------------------------------------------------------------

     At the Closing, Purchaser No. 1 shall assume and pay, perform and discharge when due the following:

     (i) All of the obligations and liabilities of each Seller arising after the Closing under the contracts described in Section 2.2.

     (ii) All future liabilities for merchandise in transit FOB shipping point relating to Business No. 1 which has not been received and/or entered into inventory by such Seller and for which no bill has been posted by such Seller as of the Closing.

3.4  Executory  Contracts  to  be  Assumed  by  Purchaser  No.  2.
     ------------------------------------------------------------

     At the Closing, Purchaser No. 2 shall assume and pay, perform and discharge when due the following:

     (i) All of the obligations and liabilities of each Seller arising after the Closing under the contracts described in Section 2.3.

     (ii) All future liabilities for merchandise in transit FOB shipping point relating to Business No. 2 which has not been received and/or entered into inventory by each Seller and for which no bill has been posted by such Seller as of the Closing.

3.5  Excluded  Liabilities.
     ---------------------

     Notwithstanding anything in this Agreement to the contrary, Purchaser No. 1 and Purchaser No. 2 shall not assume or become responsible for any claim, liability or obligation of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise (a "Liability") of any of the Sellers except Assumed Liabilities No. 1 and Assumed Liabilities No. 2 that are specifically assumed by such party. Without limiting the generality of the foregoing, the following are included among the Liabilities of any of the Sellers which Purchaser No. 1 and Purchase No. 2 shall not assume or become responsible for (unless specifically included as Assumed Liabilities No. 1 or Assumed Liabilities No. 2):

     (a) all Liabilities for any Taxes whether deferred or which have accrued or may accrue or become due and payable by any of the Sellers either prior to, on or after the Closing Date, including, without limitation, all Taxes and fees of a similar nature arising from the sale and transfer of Purchased Assets No. 1 and Purchased Assets No. 2 to Purchaser No. 1 and Purchaser No. 2, respectively;

     (b) all Liabilities and obligations to directors, officers, employees or agents of any of the Sellers, including, without limitation, all Liabilities and obligations for wages, salary, bonuses, commissions, vacation (provided that Sellers' employees that become employees of Purchaser No. 1 and/or Purchaser No. 2 shall be able to take any unused vacation days for the current year during the remaining portion of the year as part of Purchaser No. 1's and/or Purchaser No. 2's own vacation program for its employees) or severance pay, profit sharing or pension benefits, and all Liabilities and obligations arising under any bonus, commission, salary or compensation plans or arrangements, whether accruing prior to, on or after the Closing Date;

     (c) all Liabilities and obligations with respect to unemployment compensation claims and workmen's compensation claims and claims for race, age and sex discrimination or sexual harassment or for unfair labor practice based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted by any of the Sellers' employees, prior to, on or after the Closing Date;

     (d) all Liabilities of any of the Sellers to third parties for personal injury or damage to property based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted by any third party prior to, on or after the Closing Date;

     (e) all Liabilities and obligations of any of the Sellers arising under or by virtue of federal or state environmental laws based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted prior to, on or after the Closing Date;

     (f) all Liabilities of any of the Sellers including any costs of attorneys' fees incurred in connection therewith, for litigation, claims, demands or governmental proceedings arising from occurrences, circumstances or events, or exposure to conditions occurring or existing prior to the Closing Date;

     (g) all Liabilities based on any theory of liability or product warranty with respect to any product manufactured or sold prior to the Closing Date and for which any claim may be asserted by any third party, prior to, on or after the Closing Date;

     (h) all attorneys' fees, accountants' or auditors' fees, and other costs and expenses incurred by any of the Sellers and/or any Shareholder and/or any Member in connection with the negotiation, preparation and performance of this Agreement or any of the transactions contemplated hereby;

     (i) all Liabilities of any of the Sellers in connection with the Excluded Assets;

     (j) any Liabilities of any of the Sellers with respect to any options, warrants, agreements or convertible or other rights to acquire shares of its capital stock of any class and/or of its membership interests of any class, respectively;

     (k) any Liabilities of any of the Sellers incurred incident to any indemnification for breach of any representations, warranties, covenants, or other agreements made by any of the Sellers under any of the asset purchase, stock, reorganization, or other legal transaction(s) set forth in Disclosure Schedules 2.2(n) and/or 2.3(p);

     (l) any Liabilities of any of the Sellers with respect to any loans or advances made by any Shareholder, Member or any Affiliate to any Seller;

     (m) all other debts, Liabilities, obligations, contracts and commitments (whether direct or indirect, known or unknown, contingent or fixed, liquidated or unliquidated, and whether now or hereinafter arising) arising out of or relating to the ownership, operation or use of any of Purchased Assets No. 1 and/or Purchased Assets No. 2 on or prior to the Closing Date or the conduct of the Business No. 1 of the Sellers and/or Business No. 2 of the Sellers prior to the Closing Date, except only for the liabilities and obligations to be assumed or paid, performed or discharged by Purchaser No. 1 and/or Purchaser No. 2 constituting Assumed Liabilities No. 1 or Assumed Liabilities No. 2;

     (n) any Liabilities of any Seller incurred incident to the redemption of all the issued and outstanding shares of common stock of the Redeemed Shareholders or of the membership interest of the Redeemed Member.

     Each Seller shall pay all of its liabilities not being assumed hereunder by Purchaser No. 1 or Purchaser No. 2 within the customary time for payment of such liabilities.

     It is the intent of the parties that upon Closing, all employees of each Seller will be terminated by such parties and Purchaser No. 1 or Purchaser No. 2 will extend offers of employment to such individuals.

                                         4.
                                CONSIDERATION FOR
                                -----------------
                PURCHASED ASSETS NO. 1 AND PURCHASED ASSETS NO. 2
                -------------------------------------------------

4.1  Purchase  Price  No.  1  for  Purchased  Assets  No.  1.
     -------------------------------------------------------

     Subject to the other terms of this Agreement, Purchase Price No. 1 for Purchased Assets No. 1 shall be the sum of:

     (a) Seven Million Eight Hundred Forty-Four Thousand Fifty-Four Dollars ($7,844,054.00);

     (b)  The liabilities assumed or paid off at Closing under Section 3.1; and

     (c) Any amount that may be paid pursuant to Section 4.6 that is allocated to Purchase Price No. 1.

     The sum of the items contained in Sections 4.1(a), (b) and (c) above shall be adjusted by the amounts determined under Sections 4.1(d), (e) and/or
     (f), as follows:

     (d) If Net Asset Amount No. 1 of all of the Sellers on a consolidated basis as of the Closing Date as shown on the Pro Forma Balance Sheet No. 1 is less than $1,928.356.00, Purchase Price No. 1 shall be decreased on a dollar-for-dollar basis to the extent of such deficit. If Net Asset Amount No. 1 of all of the Sellers on a consolidated basis as of the Closing Date as shown on Pro Forma Balance Sheet No. 1 is greater than $1,928.356.00, Purchase Price No. 1 shall be increased on a dollar-for-dollar basis to the extent of such excess. The determination of Net Asset Amount No. 1 shall be made in the manner provided for in Section 5.1 hereof.

     (e) If the 1999 NBPT of DataNet is less than $1,898,000.00, the Purchase Price No. 1 and Purchase Price No. 2 (to be allocated according to the respective percentages determined by the parties) shall be decreased on a dollar-for-dollar basis equal to the difference between 1,898,000.00 and such 1999 NBPT. In the event that DataNet's 1999 NPBT is greater than 1,898,000.00 in the aggregate, no increase to Purchase Price No. 1 and/or Purchase Price No. 2 shall be made under this
          Section 4.1(e). The determination of DataNet's 1999 NPBT shall be made in the manner provided for in Section 5.2 hereof.

     (f) The Purchase Price No. 1 shall be decreased by the amount of Sellers' Funded Debt of Business No. 1 which is assumed or paid off by Purchaser pursuant to Section 3.1.

4.2  Purchase  Price  No.  2  for  Purchased  Assets  No. 2.
     ------------------------------------------------------

     Subject to the other terms of this Agreement, the Purchase Price for Purchased Assets No. 2 shall be the sum of:


     (a) Three Million Five Hundred Forty-Three Thousand Nine Hundred Forty-Six Dollars ($3,543,946.00);

     (b)  The liabilities assumed or paid off at Closing under Section 3.2; and

     (c) Any amount that may be paid pursuant to Section 4.6 that is allocated to Purchase Price No. 2.

          The sum of the items contained in Sections 4.2(a), (b), (c), above shall be adjusted by the amounts determined under Sections 4.2(d), and/or (f) and Section 4.1(e), as follows:

     (d) If Net Asset Amount No. 2 of all of the Sellers on a consolidated basis as of the Closing Date as shown on the Pro Forma Balance Sheet No. 2 is less than $871,231.00, Purchase Price No. 2 shall be decreased on a dollar-for-dollar basis to the extent of such deficit. If Net Asset Amount No. 2 of all of the Sellers on a consolidated basis as of the Closing Date as shown on Pro Forma Balance Sheet No. 2 is greater than $871,231.00, Purchase Price No. 2 shall be increased on a dollar-for-dollar basis to the extent of such excess. The determination of Net Asset Amount No. 2 shall be made in the manner provided for in Section 5.1 hereof.

     (e) The Purchase Price No. 2 shall be decreased by the portion of any deficit in DataNet's 1999 NPBT, if any, allocated to Purchase Price No. 2 under Section 4.1(e).

     (f) The Purchase Price No. 2 shall be decreased by the amount of Sellers' Funded Debt of Business No. 2 which is assumed or paid off by Purchaser No. 2 pursuant to Section 3.2.

4.3  Payment  of  the  Purchase  Price  for  Purchased  Assets  No. 1.
     ----------------------------------------------------------------

     Subject to the conditions, covenants, representations and warranties hereof, at Closing, Purchaser No. 1 shall deliver:

     (a) By certified or bank cashier's check or by wire transfer to DataNet, the amount of One Million Five Hundred Fifty-One Thousand Five Hundred Fifty-Three Dollars and Ninety-Six Cents ($1,551,553.96);

     (b) By certified or bank cashier's check or by wire transfer to Lindhorst & Dreidame Co., LPA, and Bailey & Dixon, the amount of One Hundred Seventy-Two Thousand Two Hundred Dollars ($172,200.00), which funds shall be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C;


     (c) By certified or bank cashier's check or by wire transfer to DTS, the amount of One Hundred Two Thousand Seven Hundred Fifty-Seven Dollars and Twelve Cents ($102,757.12);

     (d) By certified or bank cashier's check or by wire transfer to DTP, the amount of Three Million Eight Hundred Seventy-Eight Thousand Two Hundred Eighty-Five Dollars and Sixty-Four Cents ($3,878,285.64);

     (e) By certified or bank cashier's check or by wire transfer to DP, the amount of Seven Hundred Sixty-One Thousand Six Hundred Fifty-Seven Dollars and Sixty-Eight Cents ($761,657.68); and

     (f) The remaining sum of One Million Three Hundred Seventy-Seven Thousand Six Hundred Dollars ($1,377,600.00), as may be adjusted as set forth in Section 5.1, shall be payable to DTP pursuant to the terms of Purchaser No. 1's subordinated promissory note. The note shall bear interest at the prime rate of Chase Manhattan Bank as of the date of Closing. The principal of the note shall be payable in two (2) equal annual installments, with the first principal payment commencing on the first annual anniversary of the Closing, and the remaining principal payment being due on the second annual anniversary date of the Closing. Interest on the unpaid principal balance of the note shall be paid quarterly with the first interest payment being due and payable ninety (90) days from Closing. Such note and all obligations of Purchaser No. 1 thereunder will be subordinated and made junior in right of payment to the extent and in the manner provided in a Subordination Agreement to be executed between Deutsche Financial Services Company and Purchaser No. 1 and DTP. A copy of said note is attached hereto as Exhibit D. Such note shall be subordinate to Purchaser No.1's lender pursuant to the terms of a Subordination Agreement in the form attached hereto as Exhibit E.

     (g)  The Assumed  Liabilities  No. 1 assumed or paid off under Section 3.1;
          and

4.4  Payment  of  the  Purchase  Price  for  Purchased  Assets  No.  2.
     -----------------------------------------------------------------

     Subject to the conditions, covenants, representations and warranties hereof, at Closing, Purchaser No. 2 shall deliver:

     (a) By certified or bank cashier's check or by wire transfer to DataNet, the amount of Seven Hundred Thousand Nine Hundred Ninety-Two Dollars and Forty-Four Cents ($700,992.44);

     (b) By certified or bank cashier's check or by wire transfer to Lindhorst & Dreidame Co., LPA, and Bailey & Dixon, the amount of Seventy-Seven Thousand Eight Hundred Dollars ($77,800.00), which funds shall be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C;

     (c) By certified or bank cashier's check or by wire transfer to DTS, the amount of Forty-Six Thousand Four Hundred Twenty-Five Dollars and Sixty-Nine Cents ($46,425.69);

     (d) By certified or bank cashier's check or by wire transfer to DTP, the amount of One Million Seven Hundred Fifty-Two Thousand Two Hundred Ten Dollars and Thirty-Five Cents ($1,752,210.35);

     (e) By certified or bank cashier's check or by wire transfer to DP, the amount of Three Hundred Forty-Four Thousand One Hundred Seventeen Dollars and Twelve Cents ($344,117.12); and

     (f) The remaining sum of Six Hundred Twenty-Two Thousand Four Hundred Dollars ($622,400.00) as may be adjusted as set forth in Section 5.2, shall be payable to DTP pursuant to the terms of Purchaser No. 2's subordinated promissory note. The note shall bear interest at the prime rate of Chase Manhattan Bank as of the date of Closing. The principal of the note shall be payable in two (2) equal annual installments, with the first principal payment commencing on the first annual anniversary of the Closing, and the remaining principal payment being due on the second annual anniversary date of the Closing. Interest on the unpaid principal balance of the note shall be paid quarterly with the first interest payment being due and payable ninety
          (90) days from Closing. Such note and all obligations of Purchaser No. 2 thereunder will be subordinated and made junior in right of payment to the extent and in the manner provided in a Subordination Agreement to be executed between Deutsche Financial Services Company and Purchaser No. 2 and DTP. A copy of said note is attached hereto as Exhibit F. Such note shall be subordinate to Purchaser No. 2's lender pursuant to the terms of a Subordination Agreement in the form attached hereto as Exhibit G.

     (g)  The Assumed Liabilities No. 2 assumed or paid off under Section 3.2.


4.5  Allocation  of  Purchase  Price.
     -------------------------------

     Purchase Price No. 1 to be paid to the Sellers hereunder, including the liabilities assumed or paid by Purchaser No. 1 pursuant to Section 3.1, shall be allocated as set forth on Exhibit H attached hereto. Purchase Price No. 2 to be paid to the Sellers hereunder, including the liabilities assumed or paid by Purchaser No. 2 pursuant to Section 3.2, shall be allocated as set forth on Exhibit H-1 attached hereto. Each Seller, Purchaser No. 1, Purchaser No. 2 and each Shareholder and Member agree that each shall act in a manner consistent with such allocation in (a) filing Internal Revenue Form 8594; and (b) in paying sales and other transfer taxes in connection with the purchase and sale of assets pursuant to this Agreement.

4.6  Potential  Adjustment  to  Purchase  Price.
     ------------------------------------------

     If the net profits before taxes ("NPBT") of the Purchaser No. 1's and Purchaser No. 2's Raleigh, North Carolina Divisions in the aggregate during any of fiscal years 2000 (July 28, 2000 to January 5, 2001), 2001, 2002,
     2003, 2004 and (January 6, 2005 to July 27, 2005) exceed the applicable NPBT threshold for such year set forth below:

           Fiscal Year 2000   -  Closing Date to January 5, 2001 - pro rate
                                 $2,250,000.00)
           Fiscal  Year 2001  -  $2,400,000
           Fiscal  Year 2002  -  $2,550,000
           Fiscal  Year 2003  -  $2,700,000
           Fiscal  Year 2004  -  $2,850,000
           (January  5, 2005
           to July 27, 2005)  -  Pro rate  $2,250,000

     Purchaser No. 1 and Purchaser No. 2 (according to the percentages set forth below) shall pay DataNet, by bank check or wiring within ninety (90) days following the end of the fiscal year, an amount equal to fifty percent (50%) of the aggregate NPBT of Purchaser No. 1's and Purchaser No. 2's Raleigh, North Carolina Divisions in excess of the NPBT Threshold for the applicable year or portion thereof, subject to a cumulative limitation of Six Million Dollars ($6,000,000.00) during such aggregate period. Any NPBT shortfall in any year shall not be offset against any excess NPBT in any subsequent year(s) hereunder, it being the intent of the parties that the NPBT Threshold set forth herein shall apply to each applicable year separately, subject, however, to the cumulative limitation of Six Million Dollars ($6,000,000.00) during such aggregate period. Such cash payment by Purchaser No. 1 and Purchaser No. 2 shall be additional Purchase Price No. 1 and Purchase Price No. 2, in the proportions set forth below, which will be added to the good will allocation of Purchase Price No. 1 and Purchase Price No. 2, in the proportions set forth below. Commencing upon the installation of the Astea (MAS and Accounting) System at the Purchaser's No. 1 and Purchaser's No. 2 Raleigh, North Carolina Divisions, a 1.5% MAS royalty fee on gross sales by Purchaser No. 1's and Purchaser No. 2's respective Raleigh, North Carolina Divisions shall be made incident to said determination. For each subsequent year described above in this paragraph for which Purchaser No. 1 and Purchaser No. 2 may be required to pay additional Purchase Price No. 1 and Purchase Price No. 2, in the proportions set forth below, the parties shall, in good faith, agree upon the MAS royalty fee to be charged hereunder based on the level of services and support being provided by Purchaser No. 1 and Purchaser No. 2 to its respective Raleigh, North Carolina Divisions. Provided, however, such MAS royalty fee shall be 1.5% if the parties are unable to come to an agreement for each subsequent year. For purposes of this Section, the term "Raleigh, North Carolina Divisions" shall be defined as Business No. 1 and Business No. 2 acquired from Seller, by Purchaser No. 1 and Purchaser No. 2, respectively. Provided, however, commencing upon the Astea (MAS and Accounting) System conversion, the term "Raleigh, North Carolina Divisions" shall include Purchaser No. 1's and Purchaser No. 2's existing Triangle, North Carolina branch. Purchaser No. 1 and Purchaser No. 2 shall pay their respective percentage of any amounts due hereunder, which percentage shall be predicated on the respective NPBT contribution made by each of their Raleigh, North Carolina Divisions to the computation set forth above. Purchaser No. 1 and Purchaser No. 2 will continue to explore the viability of the E-1 Consulting business unit as it pertains to Purchaser No. 2's company wide professional service strategy and the potential financial ramification it could have on the earn-out of Seller under Section 4.6.

     For purposes of this Section, the term "NPBT" shall mean the net profit before taxes of Purchaser No. 1's and Purchaser No. 2's Raleigh, North Carolina Divisions during the applicable period. The NPBT shall be determined by the internally-generated financial statements of Purchaser No. 1 and Purchaser No. 2 determined in the manner set forth above in accordance with generally accepted accounting principles, consistently applied, provided that no effect shall be given to any gain or loss attributable to sale of assets by said Raleigh, North Carolina Divisions not in the ordinary course of business, and provided that no effect shall be given to any increase in the amounts of depreciation, amortization or other expense or deduction taken on tangible or intangible assets of Purchaser No. 1 and/or Purchaser No. 2, if such increase is attributable to the reevaluation of such assets incident to their acquisition pursuant to the terms of this Agreement. Said determination of NPBT shall be subject to verification as described below. In addition, for purposes of determining NPBT for any particular year, except as noted above, no item of income or expense will be allocated by Purchaser No. 1 or Purchaser No. 2 to Purchaser No. 1's and/or Purchaser No. 2's Raleigh, North Carolina Divisions unless such items are reasonably calculated to contribute to the increase in profits of such Raleigh, North Carolina Divisions, it being the intent of the parties that the Purchaser No. 1 and Purchaser No. 2 shall exercise the utmost good faith with respect to allocations of income and expense to Purchaser No. 1's and Purchaser No. 2's Raleigh, North Carolina Division. Incident to the determination of NPBT of Purchaser No. 1's and Purchaser No. 2's Raleigh, North Carolina Divisions, no compensation of any executive or other employee of Purchaser No. 1 and/or Purchaser No. 2 or their respective affiliates who do not work directly for Purchaser No. 1's and/or Purchaser No. 2's Raleigh, North Carolina Division shall be allocated to such division. Any payment made to DataNet pursuant to this
     Section 4.6 shall not be charged against the NPBT for any year.

     Within ninety (90) days after the end of each fiscal year or period described herein, Purchaser No. 1 and Purchaser No. 2 will deliver to DataNet a copy of the report of NPBT prepared by Purchaser No. 1 and Purchaser No. 2 for the subject period along with any supporting documentation reasonably requested by DataNet. Within thirty (30) days following delivery to DataNet of such report, DataNet shall have the right to object in writing to the results contained in such determination. If timely objection is not made by DataNet to such determination, such determination shall become final and binding for purposes of this Agreement. If timely objection is made by DataNet to Purchaser No. 1 and Purchase No. 2 and DataNet and Purchaser No. 1 and Purchaser No. 2 are able to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then such determination shall become final and binding as it regards to this Agreement. If timely objection is made by DataNet to Purchaser No. 1 and Purchaser No. 2 and DataNet and Purchaser No. 1 and Purchaser No. 2 are unable to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then all disputed matters pertaining to the report shall be submitted to and reviewed by an arbitrator (the
     "Arbitrator") which shall be an independent accounting firm selected by Purchaser No. 1 and Purchaser No. 2 and DataNet. If Purchaser No. 1 and Purchaser No. 2 and DataNet are unable to agree promptly on an accounting firm to serve as the Arbitrator, each shall select by no later than the 30th day following the expiration of the sixty-day (60-day) period, an accounting firm, and the two selected accounting firms shall be instructed to select promptly another independent accounting firm, such newly selected firm to serve as the Arbitrator. The Arbitrator shall consider only the disputed matters pertaining to the determination and shall act promptly to resolve all disputed matters, and its decision with respect to all disputed matters shall be final and binding upon DataNet and Purchaser. Expenses of the Arbitration shall be borne one-half (1/2) by Purchaser No. 1 and Purchaser No. 2 and one-half (1/2) by DataNet. Each party shall be responsible for its own attorney and accounting fees.

4.7  Certain  Closing  Expenses.
     --------------------------

     Except as set forth below, each Seller shall be responsible for and shall pay all federal, state and local sales tax (if any), documentary stamp tax and all other duties, or other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets No. 1 by such Seller to Purchaser No. 1 and the conveyance and transfer of the Purchased Assets No. 2 by each Seller to Purchaser No. 2.

                                         5.
                            POST-CLOSING ADJUSTMENTS
                            ------------------------

5.1 Within sixty (60) days after the Closing Date (the "Post Closing Date"), DataNet's Accountant will deliver to Purchaser No.1 and to Purchaser No. 2 copies of Pro Forma Balance Sheet No. 1 and Pro Forma Balance Sheet No. 2, respectively, prepared by DataNet's Accountant along with any supporting documentation reasonably requested by Purchaser No. 1 or Purchaser No. 2 reflecting Net Asset Amount No. 1 and Net Asset Amount No. 2 as of the Closing which shall be defined as the total of the Purchased Assets No. 1 less the total of the Assumed Liabilities No. 1 relating to Business No. 1, as reflected on Pro Forma Balance Sheet No. 1 (the "Net Asset Report No. 1") and the total of the Purchased Assets No. 2 less the total of the Assumed Liabilities No. 2 relating to Business No. 2, as reflected on Pro Forma Balance Sheet No. 2 (the "Net Asset Report No. 2"). The Pro Forma Balance Sheet No. 1 and the Pro Forma Balance Sheet No. 2 shall be prepared using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments, estimations and methodologies as used in the preparation of the December 31, 1999 Pro Forma Balance Sheet No. 1 and the December 31, 1999 Pro Forma Balance Sheet No.
     2. Within  thirty (30) days  following  delivery to Purchaser  No. 1 of Net
     Asset Report No. 1 and to Purchaser No. 2 of Net Asset Report No. 2, Purchaser No. 1 and Purchaser No. 2 shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser No. 1 and/or Purchaser No. 2 to Net Asset Report No. 1 and/or Net Asset Report No. 2, as applicable, Net Asset Report No. 1 and Net Asset Report No. 2 shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser No. 1 and/or Purchaser No. 2 to Net Asset Report No. 1 and/or Net Asset Report No. 2, and the Sellers and Purchaser No. 1 and/or Purchaser No. 2, as applicable, are able to resolve their differences in writing within fifteen (15) days following the expiration of such thirty (30) day period, then Net Asset Report No. 1 and/or Net Asset Report No. 2, as resolved, shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser No. 1 and/or Purchaser No. 2, as applicable, to Net Asset Report No. 1 and/or Net Asset Report No. 2 and/or Sellers and Purchaser No. 1 and/or Purchaser No. 2, as applicable, are unable to resolve their differences in writing within such fifteen (15) day period, then all disputed matters pertaining to Net Asset Report No. 1 and/or Net Asset Report No. 2 shall be submitted to and reviewed by an arbitrator (the "Arbitrator") which shall be an independent accounting firm selected by the Sellers and Purchaser No. 1 and/or Purchaser No. 2, as applicable. If Purchaser No. 1 and/or
     Purchaser No. 2, as applicable, and the Sellers are unable to agree promptly on the accounting firm to serve as the Arbitrator, each shall select by not later than the seventh (7th) day following the expiration of the Net Asset Report objection period, a nationally recognized accounting firm, and each selected accounting firm shall be instructed to jointly select promptly another nationally recognized accounting firm, such third accounting firm shall serve as the Arbitrator. The Arbitrator shall consider only the disputed matters pertaining to the determination and shall act promptly and fairly to resolve all disputed matters and its decision with respect to all disputed matters shall be final and binding upon the Sellers, Purchaser No. 1 and Purchaser No. 2, as applicable. The expenses of the arbitration shall be borne one-half (1/2) by Purchaser No. 1 and/or Purchaser No. 2, as applicable, and one-half (1/2) by the Sellers. Each party shall be responsible for its own attorney and accounting fees. If the Net Asset Amount No. 1 (as shown on the Net Asset Report No. 1) is less than $1,928,356.00, the Purchase Price No. 1 to be paid to the Sellers on an aggregate basis shall be decreased on a dollar-for-dollar basis for such difference by the Sellers first repaying to Purchaser No. 1 by certified or cashier's check or wire transfer, from the Escrow Fund under Sections 4.3(b) or 4.4(b), and if the Escrow Fund is insufficient, then by certified or cashier's check or wire transfer, from the cash paid under Sections 4.3(a), (c), (d) and (e). If the Net Asset Amount No. 1 is greater than $1,928,356.00, the Purchase Price No. 1 to be paid to Sellers shall be increased on a dollar-for-dollar basis for such excess by Purchaser paying to Sellers, on an aggregate basis, by certified or cashier's check or wire transfer such excess (to be allocated among the Sellers as determined by the Sellers). If the Net Asset Amount No. 2 (as shown on the Net Asset Report No. 2) is less than $871,231.00, the Purchase Price No. 2 to be paid to the Sellers on an aggregate basis shall be decreased on a dollar-for-dollar basis for such difference by Sellers first repaying to Purchaser No. 2 from the Escrow Fund under Sections 4.4(b) or 4.3(b), and if the Escrow Fund is insufficient, then by certified or cashier's check or wire transfer from the cash paid under Sections 4.4(a), (c), (d) and (e). If the Net Asset Amount No. 2 is greater than $871,231.00, the Purchase Price No. 2 to be paid to the Sellers shall be increased on a dollar-for-dollar basis by Purchaser No. 2 paying to the Sellers by certified or cashier's check or wire transfer such excess (to be allocated among the Sellers as determined by the Sellers).

5.2 Within thirty (30) days after the Closing, DataNet will deliver to Purchaser No. 1 and Purchaser No. 2 a determination of DataNet's 1999 NPBT prepared by DataNet's Accountant, along with any supporting documentation reasonably requested by Purchaser No. 1 and/or Purchaser No. 2, as applicable. DataNet's 1999 NPBT shall be prepared in accordance with generally accepted accounting principles using the same principles. Within forty-five (45) days following delivery of such reports, Purchaser No. 1 and Purchaser No. 2 shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Purchaser No. 1 and/or Purchaser No. 2 of such determination, such determination shall become final and binding. If timely objection is made by any party, and Purchaser No. 1 and/or Purchaser No. 2 and DataNet are able to resolve their differences in writing within fifteen (15) days following the expiration of the 1999 NPBT objection period, then such determination as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by any party, and DataNet and Purchaser No. 1 and/or Purchaser No. 2 are unable to resolve their differences in writing within ten (10) days following the expiration of the 1999 NPBT objection period, then all disputed matters relating to the report shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section 5.1 above. The expenses of the arbitration shall be borne one-half by Purchaser No. 1 and Purchaser No. 2 and one-half by DataNet. Each party shall be responsible for its own accounting and attorney fees. Any net reduction in the Purchase Price No. 1 and/or Purchase Price No. 2 as a result of said adjustment shall be made in the manner set forth in Section 4.1(e) and shall be reflected by decreasing the face amount of the promissory notes set forth in Sections 4.3(f) and 4.4(f). The parties agree to implement any adjustment to any interest payments that may have been made prior to the date of such determination to reflect the adjustment set forth above.


                                       6.
                              EMPLOYMENT AGREEMENTS
                              ---------------------

6.1  Employment  Agreements  of  Shareholders.
     ----------------------------------------

     At Closing, Purchaser No. 1 shall enter into Employment Agreements with R. Stitt, G. Stitt, J. Eacho and R. Washington. Copies of said Employment Agreements are attached hereto and made a part hereof as Exhibits I, I-1, I-2 and I-3.


                                         7.
                       COVENANT NOT TO COMPETE AGREEMENTS
                       ----------------------------------

7.1  Covenant  Not  to  Compete  Agreements  of  Seller  and  Shareholders.
     ---------------------------------------------------------------------

     At Closing, each Seller and each Shareholder shall enter into Covenant Not to Compete Agreements with Purchaser No. 1 and Purchaser No. 2. Copies of said Covenant Not to Compete Agreements are attached hereto and made a part hereof as Exhibits J, J-1, J-2, J-3, J-4, J-5, J-6, J-7, J-8, J-9, J-10,
     J-11, J-12, J-13, J-14 and J-15.

                                       8.
                                 BULK SALES ACT
                                 --------------

8.01 Compliance  with  Bulk  Sales  Act.
     ----------------------------------

     Purchaser No. 1 and Purchaser No. 2 waive compliance with the provisions of any applicable bulk sales law and the Sellers and Shareholders, jointly and severally, agree to indemnify and hold harmless Purchaser No. 1 and Purchaser No. 2 from any liability incurred as a result of the failure to so comply, except to liabilities explicitly assumed hereunder by Purchaser No. 1 and/or Purchaser No. 2.


                                       9.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         OF SELLERS AND EACH SHAREHOLDER
                         -------------------------------

     Except as set forth in the Disclosure Schedule attached hereto, Sellers and Shareholders, jointly and severally, represent and warrant to Purchaser No. 1 and Purchaser No. 2 that the following statements are true and correct as of the date hereof, and shall be true and correct as of the Closing Date:

9.1  Organization,  Good  Standing,  Qualification  and  Power  of  Sellers.
     ----------------------------------------------------------------------

     (a) DataNet is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power and authority to own, lease and operate the Purchased Assets No. 1 and the Purchased Assets No. 2 and to conduct Business No. 1 and Business No. 2 currently being conducted by it. DataNet is duly qualified and validly existing in North Carolina and in good standing in each of the other jurisdictions in which it is required by the nature of its business or the ownership of its properties to so qualify. DataNet has no corporate subsidiaries and has three (3) wholly owned limited liability companies. The Disclosure Schedule correctly lists, with respect to DataNet, each jurisdiction in which it is qualified to do business as a foreign corporation.

     (b) DTS, DTP and DP are limited liability companies duly organized, validly existing and in good standing under the laws of the State of North Carolina and have the corporate power and authority to own, lease and operate the Purchased Assets No. 1 and the Purchased Assets No. 2 owned by them, and to conduct the portions of Business No. 1 and Business No. 2 currently being conducted by each of them. DTS, DTP and DP are duly qualified and validly existing in North Carolina and in good standing in each of the other jurisdictions in which such entity is required by the nature of its respective business or the ownership of its properties to so qualify. The Disclosure Schedule correctly lists, with respect to DTS, DTP and DP, each jurisdiction in which it is qualified to do business.

9.2  Capitalization.
     --------------

     (a) The authorized capitalization of DataNet consists solely of ______________ (______) shares of common stock, without par value, of which Three Thousand Five Hundred Ninety-Nine (3,599) shares are owned by the Shareholders, representing Ninety-Eight and 95/100 Percent (98.95%) of the issued stock are currently owned by the Shareholders, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. Except as set forth in the Disclosure Schedule, DataNet is not obligated to issue or acquire any of its securities, nor has it granted options or any similar rights with respect to any of its securities.

     (b) DataNet owns One Hundred Percent (100%) of the membership interest in DTS. Such membership interest is fully paid and nonassessable and has not been issued in violation of the preemptive rights of any person. Except as set forth in the Disclosure Schedule, DTS is not obligated to issue or acquire any of its membership interest, nor has it granted options or any similar rights with respect to any of its membership interest.

     (c) DataNet owns One Hundred Percent (100%) of the membership interest in DTP. Such membership interest is fully paid and nonassessable and has not been issued in violation of the preemptive rights of any person. Except as set forth in the Disclosure Schedule, DTP is not obligated to issue or acquire any of its membership interest, nor has it granted options or any similar rights with respect to any of its membership interest.

     (d) DataNet owns One Hundred Percent (100%) of the membership interest in DP. Such membership interest is fully paid and nonassessable and has not been issued in violation of the preemptive rights of any person. Except as set forth in the Disclosure Schedule, DP is not obligated to issue or acquire any of its membership interest, nor has it granted options or any similar rights with respect to any of its membership interest.

9.3  Authority  to  Make  Agreement.
     ------------------------------

     Each Seller and each Shareholder have the full legal power and authority to enter into, execute, deliver and perform their respective obligations under this Agreement and each of the other agreements, instruments and other instruments to be delivered incident hereto ("Other Seller Documents"). This Agreement and the Other Seller Documents have been duly and validly executed and delivered by each Seller, each Shareholder and each Member, and are the legal and binding obligation of each of them, enforceable in accordance with their respective terms, subject to principles of equity, bankruptcy laws, and laws affecting creditors' rights generally. Each Seller has taken all necessary action (including action of DataNet's Board of Directors and its Shareholders, and including the action of its members as to DTS, DTP and DP, under their respective Operating Agreements) to authorize and approve the execution and delivery of this Agreement and the Other Seller Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

9.4  Existing  Agreements,  Governmental  Approvals  and  Permits.
     ------------------------------------------------------------

     (a) The execution, delivery and performance of this Agreement and the Other Seller Documents by each Seller, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets No. 1 to Purchaser No. 1 and of the Purchased Assets No. 2 to Purchaser No. 2 as contemplated in this Agreement, and the consummation of the other transactions contemplated thereby: (i) do not violate any provisions of law, statute, ordinance or regulation applicable to any Seller, any Shareholder or Purchased Assets No. 1 and/or Purchased Assets No. 2,
          (ii)  (except  for any of  Sellers'  secured  creditors  set  forth in
          Sections 3.1 and/or 3.2, whose consent shall be obtained prior to Closing and except as set forth in Disclosure Schedule), will not conflict with, or result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) the Articles of Incorporation or Bylaws of DataNet, or the Operating Agreements of DTS, DTP or DP, or any indenture, mortgage, lease, deed of trust, or other instrument, contract or agreement or any license, permit, approval, authority, or any order, judgment, arbitration award, or decree to which any Seller or any Shareholder is a party or by which any Seller or any Shareholder or any of their assets and properties are bound (including, without limitation, the Purchased Assets No.1 and/or Purchased Assets No. 2), and (iii) will not result in the creation of any encumbrance upon any of the properties, assets, or Business No. 1 or Business No. 2 of any Seller or of any
          Shareholder. None of the Sellers, nor any Shareholder, nor any of their assets or properties (including, without limitation, the Purchased Assets No. 1 and/or Purchased Assets No. 2) is subject to any provision of any mortgage, lease, contract, agreement, instrument, license, permit, approval, authority, order, judgment, arbitration award or decree, or to any law, rule, ordinance, or regulation, or any other restriction of any kind or character, which would prevent any Seller or any Shareholder from entering into this Agreement or any of the Other Seller Documents or from consummating the transactions contemplated thereby.

     (b) None of the Sellers or any Shareholders or Members are a party to, subject to or bound by any agreement, judgment, award, order, writ, injunction or decree of any court, governmental body or arbitrator which would prevent the use by Purchaser No. 1 of Purchased Assets No. 1 or by Purchaser No. 2 of Purchased Assets No. 2 in accordance with present practices of any Seller after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse or be subject to termination or default under (in each case whether with or without notice, the passage of time or both) upon the consummation of the transactions contemplated in this Agreement.

     (c) No approval, authority or consent of, or filing by any Seller with, or notification to, any foreign, federal, state or local court, authority or governmental or regulatory body or agency or any person is necessary to authorize the execution and delivery of this Agreement or the Other Seller Documents by any Seller or any Shareholder, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets No. 1 to Purchaser No. 1 or of Purchased Assets No. 2 to Purchaser No. 2, or the consummation of the other transactions contemplated thereby, or to continue the use and operation of Purchased Assets No. 1 by Purchaser No. 1 or Purchased Assets No. 2 by Purchaser No. 2 after the Closing Date.

9.5  Financial  Statements.
     ---------------------

     (a) Copies of the Financial Statements are attached to the Disclosure Schedule. Each of the Financial Statements are true and complete in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present in all material respects the financial condition and operations of each Seller as of the respective dates thereof and the results of its operation and changes in financial position for the respective periods then ended.

     (b) Except to the extent reflected, reserved against, or disclosed on Pro Forma Balance Sheet No. 1 and/or Pro Forma Balance Sheet No. 2, or the Financial Statements, or the Disclosure Schedule, each Seller had, as of such date, no material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, including without limitation, unfunded pension or other retirement plan liabilities and tax liabilities whether or not incurred in respect of or measured by such Seller's income, for any period prior to the date of said Financial Statements, or arising out of transactions entered into or any set of facts existing prior thereto. Except to the extent disclosed on the Disclosure Schedule, there exists no basis for the assertion against any Seller, as of the date of the Financial Statements or of Pro Forma Balance Sheet No. 1 and/or Pro Forma Balance Sheet No. 2, of any material liability of any nature or in any amount not fully reflected, reserved against, or disclosed in the Financial Statements or in Pro Forma Balance Sheet No. 1 and/or Pro Forma Balance Sheet No. 2.

9.6  Customers.
     ---------

     The Disclosure Schedule includes a correct list of the twenty-five (25) largest customers of the Sellers by sales in dollars for each of 1999 and January through May of 2000 and the amount of business done by the Sellers with each such customer for such periods. Each Seller has no knowledge that any of the current customers of such Seller will or intend to (a) cease doing business with such Seller; or (b) materially alter the amount of business they are presently doing with such Seller; or (c) not do business with the Purchaser No. 1 and/or Purchaser No. 2, as applicable, after the Closing.

9.7  Intangible  Property.
     --------------------

     The Disclosure Schedule includes an accurate list and summary description of all patents, franchises, distributorships, registered and unregistered trademarks, trade names and service marks, licenses, brand names and company lists and all applications for the foregoing, presently owned and/or held (as a licensee or otherwise) by the Sellers. Each Seller is not a licensor in respect to any patents, trade secrets, inventions, shop rights, know-how, trademarks, trade names, copyrights, or applications therefor. The Disclosure Schedule contains an accurate and complete description of such intangible property and the items of all licenses and other agreements relating thereto. All of the above-mentioned intangibles used in the Sellers' Business No. 1 and/or Sellers' Business No. 2 are the sole property of the respective Seller and do not require the consent of or consent to any other person as a condition to their use or the transaction provided for herein and do not infringe upon the rights of others.

9.8  Significant  Agreements.
     -----------------------

     The Disclosure Schedule contains an accurate and complete list of all contracts, agreements, licenses, instruments and understandings (whether or not in writing) to which any Seller is a party or is bound and that are material to Business No. 1 and/or Business No. 2, assets, financial condition or results of operations of each Seller. Without limiting the generality of the foregoing, such list includes all such contracts, agreements, licenses and instruments:

     (a) Providing for payments of more than Five Thousand Dollars ($5,000.00) per year, other than purchase orders incurred in the ordinary course of business;

     (b) Providing for the extension of credit other than consistent with normal credit terms described in the Disclosure Schedule;

     (c) Limiting the ability of the Sellers to conduct Business No. 1 or Business No. 2 or any other business or to otherwise compete in its or any other business, including as to manner or place;

     (d) Providing for a guarantee or indemnity by any Seller, including but not limited to any indemnification provided under any asset purchase agreement, stock purchase agreement, or other transaction that any Seller is a party to;

     (e)  With any Affiliate of any Seller;

     (f) With any labor union or employees' association connected with Sellers' Business No. 1 and/or Sellers' Business No. 2;

     (g) For the employment or retention of any director, officer, employee, agent, shareholder, consultant, broker or advisor of any Seller or any other contract between any Seller and any director, officer, employee, agent, shareholder, consultant or advisor which does not provide for termination at will by any Seller without further cost or other liability to any Seller as of or at any time after the Closing.

     (h) In the nature of a profit sharing, bonus stock option, stock purchase, pension, deferred compensation, retirement, severance, hospitalization, insurance or other plan or contract providing benefit to any person or former director, officer, employee, agent, shareholder, consultant, broker or advisor of any Seller, or such person's dependents, beneficiaries or heirs;

     (i) In the nature of an indenture, mortgage, promissory note, loan or credit agreement or other contract relating to the borrowing of money or a line of credit by any Seller or relating to the direct or indirect guarantee or assumption by any Seller of obligations of others;

     (j) Leases or subleases with respect to any property, real, personal or mixed, in which any Seller is involved, as lessor or lessee; and

     (k) Distributorship Agreement(s) or License Agreement(s) with respect to any property which any Seller has entered into as licensor.

     True and correct copies of all items so disclosed in the Disclosure Schedule (if written) have been provided or made available to Purchaser No. 1 and/or Purchaser No. 2. Each of such items listed, or required to be listed, is a valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to principles of equity, bankruptcy laws, and laws affecting creditors' rights generally, and there have been no material defaults or claims of material default by any Seller and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by any Seller, or would cause the acceleration of any obligation of any party thereto or the creation of an Encumbrance upon any asset of any Seller. There are no material oral contracts, agreements or understandings made by any Shareholder, material to Purchased Assets No. 1 or Purchased Assets No. 2, except such as have been disclosed in the Disclosure Schedule and for which an accurate summary description has been provided.

9.9  Inventory.
     ---------

     Except as specifically described on the Disclosure Schedule, all inventory is reflected on the December 31, 1999 Pro Forma Balance Sheet, and at the Closing Date will consist of items of quality and quantity which are usable or saleable in the ordinary course of business of any Seller in the conduct of Business No. 1 and/or Business No. 2, and items of below standard quality and items not usable or saleable in the ordinary course of Sellers' business have been written down in value in accordance with good business practices to estimated net realizable market value or adequate reserves have been provided therefor. The values at which the inventory are carried on the list attached to the Disclosure Schedule reflect the normal valuation policy of any Seller in setting inventory at the lower of cost or net realizable market values, all in accordance with generally accepted accounting principles. Except as set forth on the Disclosure Schedule, since December 31, 1999, the inventory of each Seller has been maintained at normal and adequate levels for the continuation of the Business No. 1 and/or Business No. 2 in its normal course. No change has occurred in such inventory which affects or will affect the usability or salability thereof, no write-downs or write-offs of the value of such inventory has occurred and no additional amounts have been reserved with respect to such inventories except in each case those adjustments made in the ordinary course of business. The Disclosure Schedule lists the location of all inventory together with a brief description of the type and amount at each location.

9.10 Accounts  Receivable  and  Vendor  Receivables.
     ----------------------------------------------

     All accounts receivable and vendor receivables of the Sellers which have arisen in connection with Business No. 1 and/or Business No. 2 or otherwise and which are reflected on the Financial Statements and all receivables which have arisen since December 31, 1999 through the Closing shall have arisen only from bonafide transactions in the ordinary course of business and represent valid, collectible and existing claims, net of any reserve as reflected on the Pro Forma Balance Sheet No. 1 and/or the Pro Forma Balance Sheet No. 2. Subject to customer credit, the payment of each account and vendor receivable will not be subject to any known defense, counterclaim condition (other than Sellers' performance in the ordinary course of business) whatsoever. The Disclosure Schedule hereto accurately lists, as of the Closing Date, all receivables arising out of or relating to Business No. 1 and/or Business No. 2, the amount owing and aging of such accounts receivable, the name of the party from whom such account receivable is owing, any security in favor of any Seller for the repayment of such account receivable which any Seller purports to have. Each Seller has made available to Purchaser No. 1 and Purchaser No. 2 complete and correct copies of all instruments, documents and agreements evidencing such accounts receivable and of all instruments, documents or agreements (if any) creating security therefor.

9.11 Taxes.
     -----

     Except as to Taxes not yet due and payable, and except for Taxes the payment of which is being diligently contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, and except as set forth in the Disclosure Schedule, each Seller has filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon them, or their property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserves or other provision has been made therefor. Each Seller, Shareholder and Member shall pay, without right of reimbursement from Purchaser No. 1 and/or Purchaser No. 2, all of Sellers', Shareholders' and Members' income Taxes including but not limited to any Taxes attributable to any gain under Section 1374 of the Code, including any interest and penalties thereon, that relate to the activities of Sellers through the Closing including this transaction, as due.

9.12 Title  to  Purchased  Assets;  Encumbrances.
     -------------------------------------------

     (a) With respect to Purchased Assets No. 1 and Purchased Assets No. 2 sold, at the Closing each Seller shall have good title to Purchased Assets No. 1 and/or Purchased Assets No. 2 owned by it being acquired by Purchaser No. 1 and/or Purchaser No. 2, respectively, and except for matters expressly set forth in Section 3.1, Section 3.2 Section
          3.3 or Section 3.4, which Encumbrances, if any, upon Purchased Assets No. 1 and/or Purchased Assets No. 2 shall be removed at Closing, free and clear of all Encumbrances whatsoever; immediately after the transfer of Purchased Assets No. 1 being acquired by Purchaser No. 1 from each Seller and Purchased Assets No. 2 being acquired by Purchaser No. 2 from each Seller, Purchaser No. 1 will own all of said Purchased Assets No. 1 and Purchaser No. 2 will own all of said Purchased Assets No. 2, free and clear of all Encumbrances whatsoever, whether perfected or unperfected; and, by way of illustration but not limitation, there are not any unpaid taxes, assessments or charges due or payable by any Seller to any federal, state or local agency, or any obligations or liabilities or any unsatisfied judgments against, or, to the best of each Seller's knowledge, any litigation or proceedings pending or threatened against any Seller by any of Seller's employees, clients, customers, creditors, suppliers, or any other party (nor state of facts for any such obligation, liability, litigation or proceeding), that could become a claim, obligation, liability, lien or other charge of or against Purchaser No. 1, Purchaser No. 2, or Purchased Assets No. 1 or Purchased Assets No. 2. To the best of knowledge of each Seller, all of each Seller's tangible and other operating assets used in Business No. 1 and/or Business No. 2 which are being sold hereunder to Purchaser No. 1 and/or Purchaser No. 2, respectively, are, in all material respects, in good operating condition and repair, free of all structural, material or mechanical defects and conform with all applicable laws and regulations.

     (b) Except as otherwise specifically set forth herein, each Seller is not a party to any contract, agreement, lease or commitment that would result in any claim, obligation, liability, lien or other charge against Purchaser No. 1 and/or Purchaser No. 2 or Purchased Assets No. 1 or Purchased Assets No. 2, and Purchaser No. 1 and Purchaser No. 2 are not obligated to assume the obligations under any contract, agreement, lease or commitment of any Seller, except as specifically set forth herein.

9.13 Pending  Actions.
     ----------------

     Each Seller has not been served with or received notice of any actions, suits, arbitrations, OSHA, EPA or other governmental violations, or any other proceedings or investigations, either administrative or judicial, strikes, lockouts or NLRB charges or complaints ("Actions and Disputes"). To the best of Sellers' knowledge, there are no Actions or Disputes pending or threatened against or affecting (directly or indirectly) any Seller or their respective property or assets, nor are there any facts or conditions which exist which would give rise to any such Actions or Disputes which, if determined adversely to any Seller, would have a material adverse effect upon Sellers' Business No. 1 and/or Sellers' Business No. 2.

9.14 Insurance.
     ---------

     The Disclosure Schedule contains an accurate and complete listing (showing type of insurance, amount, insurance company, annual premium and special exclusions) of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by any Seller. All such policies are in full force and effect; are sufficient for compliance with all requirements of law and of all agreements to which any Seller is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of any Seller and will remain in full force and effect through the Closing. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets of any Seller by any Board of Fire Underwriters or other body exercising similar functions or by any Governmental Entity requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets of any Seller or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets of any Seller.

9.15 Status  of  Business.
     --------------------

     (a) Since December 31, 1999, Business No. 1 and Business No. 2 of the Sellers have been operated only in the ordinary course, and, except as set forth in the Disclosure Schedule, there has not been with respect to Business No. 1 and/or Business No. 2:

          (i) Any material change in its condition (financial or other), assets, liabilities, obligations, business or earnings, except changes in the ordinary course of business, none of which in the aggregate has been materially adverse;

          (ii) Any material liability or obligation incurred or assumed, or any material contract, agreement, arrangement, lease (as lessor or lessee), or other commitment entered into or assumed, on behalf of Business No. 1 and/or Business No. 2, whether written or oral, except in the ordinary course of business;

          (iii)Any purchase or sale of material assets in anticipation of this Agreement, or any purchase, lease, sale, abandonment or other disposition of material assets, except in the ordinary course of business; (iv) Any waiver or release of any material rights, except for rights of nominal value;

          (v) Any cancellation or compromise of any material debts owed to any Seller or material claims known by any Seller against another person or entity, except in the ordinary course of business;

          (vi) Any damage or destruction to or loss of any physical assets or property of any Seller which materially adversely affects Business No. 1 and/or Business No. 2 or any of the properties of any Seller (whether or not covered by insurance);

          (vii)Any material changes in the accounting practices, depreciation or amortization policy or rates theretofore adopted by any Seller, or any material revaluation or write-up or write-down of any of their assets;

          (viii) Any direct or indirect redemption, purchase or other acquisition for value by DataNet of its shares, or by DTS, DTP or DP of its respective membership interests, or any agreement to do so;

          (ix) Any material increase in the compensation levels or in the method of determining the compensation of any of the Sellers' officers, directors, agents, employees or members, or any bonus payment or similar arrangement with or for the benefit of any such person, any increase in benefits expense to any Seller, any payments made or declared into any profit-sharing, pension, or other retirement plan for the benefit of employees of any Seller, except in the ordinary course of business;

          (x) Any loans or advances between any Seller and any Shareholder or Member, or any family member or any associate or Affiliate of any Seller or of any Shareholder or Member;

          (xi) Any material contract canceled or the terms thereof amended or any notice received with respect to any such contract terminating or threatening termination or amendment of any such contract;

          (xii)Any transfer or grant of any material rights under any leases, licenses, agreements, or with respect to any trade secrets or know-how;

          (xiii) Any labor trouble or employee controversy materially adversely affecting Business No. 1 and/or Business No. 2 or assets; or

          (xiv)Any dividend or other distribution on or in respect of shares of DataNet's capital stock, or in respect of any membership interest of DTS, DTP or DP.

     (b)  Each Seller is not

          (i) in violation of any outstanding judgment, order, injunction, award or decree specifically relating to Business No. 1 and/or Business No. 2, or

          (ii) in violation of any federal, state or local law, ordinance or regulation which is applicable to Business No. 1 and/or Business No. 2, except where such violation does not have a materially adverse effect on Business No. 1 and/or Business No. 2.

          Each Seller has all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state or local governmental or regulatory body that are material to or necessary in the conduct of Business No. 1 and/or Business No. 2, except where failure to have such permit, license, order, approval, authorization, concession or franchise does not have a materially adverse effect on Business No. 1 and/or Business No. 2. All such permits, licenses, orders, approvals, concessions and franchises are set forth on the Disclosure Schedule and are in full force and effect and there is no proceeding, or to the knowledge of any Seller, threatened to revoke or limit any of them.

     (c) No claim, litigation, action, investigation or proceeding is pending or, to the knowledge of any Seller, threatened, and no order, injunction or decree is outstanding, against or relating to Business No. 1 and/or Business No. 2 or its assets, and each Seller does not know of any information which could result in such a claim, litigation, action, investigation or proceeding, which, if determined adversely to such Seller, would have a material adverse effect upon Sellers' Business No. 1 and/or Business No. 2.

     (d) At the Closing, each Seller shall have accrued or paid in full, to all employees of Business No. 1 and/or Business No. 2, all wages, salaries, commissions, bonuses, vacations and other direct compensation for all services performed by them. To the best of Sellers' Knowledge, each Seller is in compliance with all federal, state and local laws, ordinances and regulations relating to employment and employment practices at Business No. 1 and/or Business No. 2, and all employee benefit plans and tax laws relating to employment at Business No. 1 and/or Business No. 2. There is no unfair labor practice complaint against any Seller relating to Business No. 1 and/or Business No. 2 pending before the National Labor Relations Board or similar agency or body and, to the best of Sellers' Knowledge, no condition exists that could give rise to any unfair labor practice complaint. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of any Seller, threatened against or involving Business No. 1 and/or Business No. 2. Each Seller has no labor contracts or collective bargaining agreements with respect to any of its employees.

9.16 Environmental  Laws.
     -------------------

     (a) To the best of Sellers' Knowledge, the real estate located at 2724 Discovery Drive, Raleigh, North Carolina, which is leased by Sellers, ("Real Estate") has not been used or operated in any fashion involving producing, handling and disposing of chemicals, toxic substances, wastes and effluent materials, x-rays or other materials or devices in material violation of any laws, rules, regulations or orders, and to the best of Sellers' Knowledge, the Real Estate is in material compliance with applicable laws, regulations, ordinances, decrees and orders arising under or relating to health, safety, and environmental laws and regulations, including without limitation the Federal Occupation and Safety Health Act, 29 U.S.C. 651, et seq.; Federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq.; Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601, et seq.; the Federal Clean Air Act, 42 U.S.C. 2401, et seq.; the Federal Clean Water Act, 33 U.S.C. 1251, et seq.; and all state and local laws that correspond therewith or supplement such laws.

     (b) To the best of Sellers' Knowledge, the Real Estate has not been operated, in violation of any laws, rules, regulations or orders, so as to involve or create any surface impoundments, incinerators, land fills, waste storage tanks, waste piles, or deep well injection systems or for the purpose of storage, treatment or disposal of a hazardous waste as defined by RCRA or hazardous substance, pollutant or contaminate as defined by CERCLA and, to the best of Sellers' Knowledge, no acts have been committed that would make the Real Estate or any part thereof subject to remedial action under RCRA or CERCLA or corresponding state or local laws.

     (c) To the best of Sellers' Knowledge, there have not been, are not now and as of the Closing Date, there will be no solid waste, hazardous waste, hazardous substance, toxic substance, toxic chemicals, pollutants or contaminants, underground storage tanks, purposeful dumps, or accidental spills in, on or about the Real Estate or any of the assets of any Seller, whether real or personal, owned or leased, or stored on any real property owned or leased by any Seller or by any Seller's lessees, licensees, invites, or predecessors.

     (d) Each Seller is not engaged in, and to the best of Sellers' Knowledge and belief, is not threatened with any litigation, or governmental or other proceeding which may give rise to any claim against the Real Estate. Specifically, there are no pending suits, charges, actions, governmental investigations, or other proceedings, involving, directly or indirectly without limitation, the laws, statutes and regulations set forth in subsection (a), above, whether initiated by a third party or by any Seller and there are none, to the best of Sellers'
          Knowledge, threatened against or relating to or involving the Real Estate or the transactions contemplated by this Agreement. Each Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

     (e) The Disclosure Schedule will list all waste disposal sites, dump sites and other areas either on the Real Estate or offsite at which hazardous or toxic waste generated by any Seller has been disposed (in each case identifying such waste) and it will specifically identify each such site or area which is or has been included in any published federal, state or local (domestic or foreign) superfund or other list of hazardous or toxic waste sites or areas.

     (f) To the best of Sellers' Knowledge, each Seller has obtained all permits, and licenses and other authorizations required by all environmental laws; and all of such permits, licenses and other authorizations are in full force and effect as of the date hereof. A true and correct list of all such permits, licenses and other authorizations is set forth in the Disclosure Schedule.

9.17 Certain  Employees
     ------------------

     (a) Each of the following is included in the list of agreements set forth in the Disclosure Schedule: all collective bargaining agreements, employment and consulting agreements, bonus plans, deferred compensation plans, employee pension plans or retirement plans, employee profit-sharing plans, employee stock purchase and stock option plans, hospitalization insurance, and other plans and arrangements providing for employee benefits of employees of the Sellers.

     (b) The Disclosures Schedule contains a true, complete and accurate list of the following: the names, positions, and compensation of the present employees of each Seller, together with a statement of the annual salary payable to salaried employees and a summary of the bonuses and description of agreements for additional compensation and other like benefits, if any, paid or payable to such persons for the period set forth in the Disclosure Schedule. Except as listed in the Disclosure Schedule, to the best of Sellers' Knowledge, all employees of the Sellers are employees-at-will.

     (c) Each Seller has no retired employees who are receiving or are entitled to receive any payments, health or other benefits from such Seller.

9.18 Payments  to  Employees.
     -----------------------

     All accrued obligations of each Seller relating to employees and agents of such Seller, whether arising by operation of law, by contract, or by past service, for payments to trusts or other funds or to any governmental agency, or to any individual employee or agent (or his heirs, legatees, or legal representatives) with respect to unemployment compensation benefits, profit sharing or retirement benefits, or social security benefits have been paid or accrued by such Seller. All obligations of each Seller as an employer or principal relating to employees or agents, whether arising by operation of law, by contract, or by past practice, for vacation and holiday pay, bonuses, and other forms of compensation which are or may become payable to such employees or agents, have been paid or will be paid or accrued by such Seller.

9.19 Change  of  Corporate  Name.
     ---------------------------

     At the Closing, the Sellers, if requested by either Purchaser No. 1 and/or Purchaser No. 2, will adopt and file with the Secretary of State of North Carolina an Amendment to the Charter of DataNet (also including DTS, DTP and DP, if so requested) changing the name of DataNet to a name substantially dissimilar to DATANET, INC., and each Seller shall also execute a Consent for Use of Similar Name form, as set forth in the Disclosure Schedule, granting to Purchaser No. 1 and/or Purchaser No. 2 (as may be agreed by such parties) the use of the name DATANET, INC., DATANET TECHNICAL SERVICES, LLC, DATANET TANGIBLE PRODUCTS, LLC and DATANET PROGRAMMING, LLC.

9.20 Brokers  and  Finders.
     ---------------------

     Except as set forth in the Disclosure Schedule, no broker, finder or other person or entity acting in a similar capacity has participated on behalf of any Seller in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

9.21 Preservation  of  Organization.
     ------------------------------

     Except as set forth on the Disclosure Schedule, since December 31, 1999, the Sellers have kept intact Business No. 1 and/or Business No. 2 and organization of the Sellers; retained the services of all the Sellers' material employees and agents, retained the Sellers' arrangements with the manufacturers of the products distributed by each Seller in the same manner as conducted prior to such date, and engaged in no transaction other than in the ordinary course of Sellers' Business No. 1 and/or Business No. 2.

9.22 Absence  of  Certain  Business  Practices.
     -----------------------------------------

     None of the Sellers, or, to Sellers' Knowledge, any officer, employee or agent of any Seller, nor any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provide any similar benefit to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder any Seller or Business No. 1 and/or Business No. 2 (or assist any Seller in connection with any actual or proposed transaction relating to Business No. 1 and/or Business No. 2 or any other business previously operated by any Seller) (i) which subjected or might have subjected any Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a material adverse effect on Business No. 1 and/or Business No. 2, (iii) which if not continued in the future, might have a material adverse effect on Business No. 1 and/or Business No. 2 or subject any Seller to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

9.23 Suppliers.
     ---------

     The Disclosure Statement sets forth the names of and description of contractual arrangements (whether or not binding or in writing) with the ten (10) largest suppliers of the Sellers by sales or services in dollars. Assuming that Purchaser No.1 and/or Purchaser No. 2, as applicable, continues to conduct Business No. 1 and/or Business No. 2 in the ordinary course consistent with Sellers' prior practices generally and specifically with respect to Sellers' current suppliers, each Seller has no direct knowledge that any of the current suppliers of the Sellers will, or intend to, (a) cease doing business with any Seller; or (b) materially alter the amount of business they are currently doing with any Seller; or (c) not do business with Purchaser No. 1 and/or Purchaser No. 2 after the Closing.

9.24 Product  Liability  Claims.
     --------------------------

     To the best of Sellers' Knowledge, there are no material product liability claims against any Seller, either potential or existing, which are not fully covered by product liability insurance coverage with a responsible company which, if determined adversely to any Seller, would have a material adverse effect upon Sellers' Business No. 1 and/or Business No. 2.

9.25 Employee  Benefit  Plans.
     ------------------------

     For the purposes of this Section 9.25, "Seller" shall include all persons who are members of a controlled group, a group of trades or businesses under common control, or an affiliated service group (within the meanings of Sections 414(b), (c) or (m) of the Code), of which any Seller is a member.

     (a) The Employee Benefit Plans presently maintained by DataNet or to which any Seller has contributed within the past six (6) years, including any terminated or frozen plans which have not yet distributed all plan assets, are fully set forth in the Disclosure Schedule. For purposes of this provision, the term "Employee Benefit Plan" shall mean:

          (i) A Welfare Benefit Plan as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") established for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment (including any plan or program of severance pay), or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services, or any benefit described in Section 302(c) of the Labor Management Relations Act of 1947;

          (ii) An Employee Pension Benefit Plan as defined in Section 3(2) of ERISA established or maintained by any Seller for the purpose of providing retirement income to employees or for the purpose of providing deferral of income by employees for periods extending to the termination of covered employment or beyond; and

          (iii)Any other plan or arrangement not covered by ERISA but which provides benefits to employees or former employees and results in an accrued liability on the part of any Seller either by contract or by operation of law.

     (b) With respect to any such Employee Benefit Plans, the Seller represents and warrants that, to the best of Sellers' Knowledge;

          (i) Each Seller has not, with respect to any Employee Benefit Plans, engaged in any prohibited transaction, as such term is defined in
               Section 4975 of the Code or Section 406 of ERISA.

          (ii) Each Seller has,  with  respect to any  Employee  Benefit  Plans,
               substantially   complied  with  all   reporting  and   disclosure
               requirements required by Title I, Subtitle B, Part 1 of ERISA.

          (iii)There was no accumulated funding deficiency (as defined in section 302 of ERISA and Section 412 of the Code) with respect to any Employee Pension Benefit Plan which is a defined benefit pension plan, whether or not waived, as of the last day of the most recent fiscal year of the plans ending prior to the date of this Agreement.

          (iv) Except as described on the Disclosure Schedule, there are no contributions due to any Employee Pension Benefit Plan for the most recent fiscal year of the plans ending prior to the date of this Agreement and the Sellers' Financial Statements reflect any liability of any Seller to make contributions to the Employee
               Pension Benefit Plans, and a pro rata portion of the contributions (including matching contributions) for the plan year on which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date.

          (v) No material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been asserted with respect to any Employee Pension Benefit Plan which is a defined benefit pension plan.

          (vi) There has been no reportable event as described in Section 4043(b) of ERISA since the effective date of Section 4043 of ERISA with respect to any Employee Pension Benefit Plan which is a defined benefit plan.

          (vii)Except for claims for benefits by participants and beneficiaries in the normal course of events, to the best of Sellers' knowledge, there are no claims, pending or threatened, by any individual or Governmental Entity, which, if decided adversely, would have a material adverse effect upon the financial condition of any Employee Benefit Plan, the plan administrator of any Employee Benefit Plan, or any Seller.

          (viii) Each Seller has made available for inspection all annual reports for such Seller filed on Internal Revenue Service ("IRS") Form 5500 or 5500C, all reports for each Seller prepared by an actuary for the last three plan years, the plan and trust documents and the Summary Plan Description, as amended, for each Employee Benefit Plan and the last filed PBGC1 Form (if applicable) for each Employee Benefit Plan, with respect to any Employee Benefit Plans other than multi-employer plans (within the meaning of Section 3(37) of ERISA), and other reports filed with the PBGC during the last three plan years.

          (ix) All Employee Pension Benefit Plans are intended to be qualified retirement plans under the Code. The IRS has issued, and each Seller has made available for inspection, one or more determination letters with respect to the qualification of all Employee Pension Benefit Plans stating that the IRS has made a favorable determination as to the qualification of such Plan under Section 401(a) of the Code, and that continued qualification of the Plan in its present form will depend upon its effect in operation. The time for adoption of any amendments required by changes in the Code since such determination letters were issued, or changes required by the IRS as a condition for continued qualification of such plans has not expired, or did not expire without such amendments being made. Such plans are now, and always have been, established in writing and maintained and operated in accordance with the plan documents, ERISA, the Code, and all other applicable laws. Except as described in the Disclosure Schedule, such Plans are now and always have been, established in writing and maintained and operated substantially in accordance with the plan documents, ERISA, the Code and all other applicable laws, in all material respects.

          (x) There is no liability arising from the termination or partial termination of any Employee Benefit Plan, except for liabilities as to which adequate reserves are reflected on the Financial Statements, and there exists no condition presenting a material risk of such liability.

          (xi) Each Seller has timely made any contributions it is obligated to make to any multi-employer plan within the meaning of Section 3(37) of ERISA. Each Seller has no liability arising as a result of withdrawal from any multi-employer plan, no such withdrawal liability has been asserted and no such withdrawal liability will be asserted with regard to any withdrawal or partial withdrawal on or before the date of this Agreement.

9.26 Assets  Necessary  to  the  Business.
     ------------------------------------

     Each Seller owns, leases or holds under license all assets and properties (tangible and intangible) necessary to carry on Business No. 1 and Business No. 2 and operations as presently conducted and as shown on the Financial Statements. Such assets and properties are all of the assets and properties necessary to carry on Sellers' Business No. 1 and Business No. 2 as presently conducted and Shareholders (other than through their ownership of stock in DataNet and/or as set forth on the Disclosure Schedule) nor any member of his family owns or leases or has any interest in any assets or properties presently being used to carry on Business No. 1 or Business No. 2 of any Seller.

9.27 Transactions  with  Affiliates.
     ------------------------------

     Except as disclosed on the Disclosure Schedule, there is no lease, sublease, contract, agreement or other arrangement of any kind whatsoever entered into by any Seller and its Shareholders or Members or Affiliate.

9.28 Territorial  Restrictions.
     -------------------------

     Except as described in the Disclosure Schedule, each Seller is not restricted by any written agreement or understanding with any other Person from carrying on the Business No. 1 and/or Business No. 2 anywhere in the world. Neither Purchaser nor any of its Affiliates will, as a result of its acquisition of Purchased Assets No. 1 and/or Purchased Assets No. 2 become restricted in carrying on Business No. 1 and/or Business No. 2 anywhere in the world as a result of any contract or other agreement to which any Seller is a party or by which it is bound.

9.29 Redemption  of  Certain  Shareholders.
     -------------------------------------

     Each Seller, the Shareholders and Members represent and warrant that, on the date(s) set forth in the Disclosure Schedule, DataNet redeemed all the issued and outstanding shares of common stock of DataNet owned by certain individuals set forth in the Disclosure Schedule (the "Redeemed Shareholders"), and DP redeemed all the issued and outstanding membership interest in DP owned by Sam Whitfield (the "Redeemed Member"). In connection with the redemption of shares of common stock from the Redeemed Shareholders and in connection with the redemption of the membership interest in DP from the Redeemed Member, the Sellers, Shareholders and Members disclosed all material facts concerning this Agreement and each Seller and Shareholders transactions with Purchaser No. 1 and Purchaser No. 2, including all material terms, conditions and considerations that occurred prior to the redemption. In making such disclosures to the Redeemed Shareholders and the Redeemed Member, and in redeeming the Redeemed Shareholders' shares of common stock of DataNet and in redeeming the Redeemed Member's membership interest in DP, the Sellers and Shareholders and Members did not make any untrue statement of a material fact, or omit to state a material fact necessary to make all such statements and disclosures not misleading. Each Seller, Shareholder and Member shall indemnify and hold harmless Purchaser No. 1 and Purchaser No. 2, their respective successors and assigns, against all loss, liability, damage or expense (including, without limitation, interest, penalties and reasonable attorneys' fees) arising from and in connection with any misrepresentation or material omission or breach of the representations and warranties set forth in this paragraph.

9.30 Full  Disclosure.
     ----------------

     None of the representations and warranties made by any Seller named herein, or made on its behalf, including any disclosures made in the Disclosure Schedule, contains or will contain, to the best of Sellers' knowledge, any untrue statement of material fact or omits or will omit any material fact.


                                          10.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                     OF PURCHASER NO. 1 AND PURCHASER NO. 2
                     --------------------------------------

Purchaser No. 1 hereby represents and warrants to the Sellers that the following statements are true and correct as of the date hereof, and shall be true and correct as of the Closing Date:

10.1 Organization,  Good  Standing  and  Power  of  Purchaser  No.  1.
     ----------------------------------------------------------------

     (a) Purchaser No. 1 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to execute, deliver and perform this Agreement and conduct Business No. 1 of the Sellers currently conducted by the Sellers in each of the jurisdictions in which the Sellers currently conduct Business No. 1, which are the only jurisdictions where the failure to be so qualified by Purchaser No. 1 will have a material adverse effect on the business prospects or financial condition of Purchaser No. 1.

10.2 Status  of  Agreements.
     ----------------------

     (a) All requisite corporate action (including action of its Board of Directors) to approve, execute, deliver and perform this Agreement and each of the other agreements, instruments and other documents to be delivered by and on behalf of Purchaser No. 1 ("Other Purchaser No. 1 Documents") in connection herewith has been taken by Purchaser No. 1. This Agreement has been duly and validly executed and delivered by Purchaser No. 1 and constitutes the valid and binding obligation of Purchaser No. 1 enforceable in accordance with its terms. All Other Purchaser No. 1 Documents in connection herewith will, when executed and delivered, constitute the valid and binding obligation of Purchaser No. 1 enforceable in accordance with their respective terms.

     (b) No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required (except for Purchaser No. 1's primary lender, Deutsche Financial Services Company, whose consent shall be obtained prior to Closing) in connection with the execution, delivery or performance of this Agreement or any Other Purchaser No. 1 Documents in connection herewith.

     (c) Neither the execution, delivery nor performance of this Agreement or any of the Other Purchaser No. 1 Documents in connection herewith does or will:

          (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, ordinance, rule or regulation applicable to Purchaser No. 1;

          (ii) conflict with, violate or result in any breach of any agreement or instrument to which Purchaser is a party or by which Purchaser No. 1 or any of Purchaser's assets or properties is bound, or constitute a default thereunder or give rise to a right of acceleration of an obligation of Purchaser No. 1; or

          (iii)conflict with or violate any provision of the Articles of Incorporation or By-Laws of Purchaser No. 1.

10.3 Brokers  and  Finders.
     ---------------------

     No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Purchaser No. 1 in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

Purchaser No. 2 hereby represents and warrants to the Sellers that the following statements are true and correct as of the date hereof.

10.4 Organization,  Good  Standing  and  Power  of  Purchaser  No.  2.
     ----------------------------------------------------------------

     (a) Purchaser No. 2 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to execute, deliver and perform this Agreement and conduct Business No. 2 of the Sellers currently conducted by the Sellers in each of the jurisdictions in which the Sellers currently conduct Business No. 2, which are the only jurisdictions where the failure to be so qualified by Purchaser No. 2 will have a material adverse effect on the business prospects or financial condition of Purchaser No. 2.

10.5 Status  of  Agreements.
     ----------------------

     (a) All requisite corporate action (including action of its Board of Directors) to approve, execute, deliver and perform this Agreement and each of the other agreements, instruments and other documents to be delivered by and on behalf of Purchaser No. 2 ("Other Purchaser No. 2 Documents") in connection herewith has been taken by Purchaser No. 2. This Agreement has been duly and validly executed and delivered by Purchaser No. 2and constitutes the valid and binding obligation of Purchaser No. 2 enforceable in accordance with its terms. All Other Purchaser No. 2 Documents in connection herewith will, when executed and delivered, constitute the valid and binding obligation of Purchaser No. 2 enforceable in accordance with their respective terms.

     (b) No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required (except for Purchaser No. 2's primary lender, Deutsche Financial Services Company, whose consent shall be obtained prior to Closing) in connection with the execution, delivery or performance of this Agreement or any Other Purchaser No. 2 Documents in connection herewith.

     (c) Neither the execution, delivery nor performance of this Agreement or any of the Other Purchaser No. 2 Documents in connection herewith does or will:

          (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, ordinance, rule or regulation applicable to Purchaser No. 2;

          (ii) conflict with, violate or result in any breach of any agreement or instrument to which Purchaser No. 2 is a party or by which Purchaser No. 2 or any of Purchaser's assets or properties is bound, or constitute a default thereunder or give rise to a right of acceleration of an obligation of Purchaser No. 2; or

          (iii)conflict with or violate any provision of the Articles of Incorporation or By-Laws of Purchaser No. 2.

10.6 Brokers and Finders.
     -------------------

     No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Purchaser No. 2 in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

10.7 Full  Disclosure
     ----------------

     None of the representations and warranties made by Purchaser No. 1 herein contains or will contain, to the best of Purchaser No. 1's knowledge, any untrue statement of material fact or omits or will omit any material fact. None of the representations and warranties made by Purchaser No. 2 herein contains or will contain, to the best of Purchaser No. 2's knowledge, any untrue statement of material fact or omits or will omit any material fact.


                                       11.
                               INTERIM OPERATIONS
                               ------------------

11.1 Sellers'  Covenants.
     -------------------

     From the date of the December 31, 1999 Pro Forma Balance Sheet No. 1 and the December 31, 1999 Pro Forma Balance Sheet No. 2 to the Closing Date, and except as set forth on the Disclosure Schedule, the Sellers shall not:

          (i) change its articles of incorporation or bylaws or articles of organization or operating agreements or merge or consolidate with or into any entity, or acquire control of any entity, or obligate itself to do so;

          (ii) issue or agree to issue any shares of the capital stock of DataNet or any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue, transfer, sale or delivery of any such capital stock, or issue or agree to issue any membership interest in DTP, DTS and DP, or any options, warrants, rights, calls or commitments of any character calling for or permitting the issue, transfer, sale or delivery of any such membership interest;

          (iii)declare, set aside or pay any dividend or other distribution on or in respect of shares of its capital stock, or purchase, redeem or otherwise acquire, or agree to purchase, redeem or otherwise acquire, any of its capital stock;

          (iv) authorize, guarantee or incur indebtedness for borrowed money, including but not limited to, borrowing for the payment of any taxes, except in the ordinary course of business;

          (v) sell or agree to sell any of the Purchased Assets No. 1 and/or Purchased Assets No. 2, except in the ordinary course of business;

          (vi) mortgage, pledge or subject to any security interest any of the Purchased Assets No. 1 and/or Purchased Assets No. 2;

          (vii)make  any   capital   expenditures   or  capital   additions   or
               betterments, or commitments therefor, aggregating in excess of $5,000.00;

          (viii) refrain and cause its officers, employees and agents to refrain from seeking other offers to purchase the stock or assets of any Seller;

          (ix) enter into any long-term contractual arrangements or blanket purchase orders which extend past the Closing Date without the express written consent of Purchaser No. 1 and Purchaser No. 2;

          (x) increase the salaries of any existing employees, hire new managers or employees, pay or award bonuses, make loans, or permit draws by any individuals without Purchaser No. 1's and Purchaser No. 2's express written consent.

11.2 Conduct  of  Business.
     ---------------------

     Each Seller will operate the Business No. 1 and Business No. 2 substantially as presently operated and only in the ordinary course of business and, consistent with such operation, will use its best efforts to preserve intact for the benefit of Purchaser No. 1 and Purchaser No. 2, the present business organization of the Business No. 1 and the Business No. 2 and the relationships and good will of suppliers, customers, clients and others having business relations with Business No. 1 and Business No. 2. Without limiting the generality of the foregoing, each Seller will not take any of the actions contemplated by, or which would give rise to, a result contemplated by Section 9.15(a) hereof.

11.3 Access  to  Information.
     -----------------------

     From the date hereof until Closing, each Seller shall make available or cause to be made available to the accountants, attorneys or other representatives of Purchaser No. 1 and Purchaser No. 2 for examination during normal business hours, upon reasonable requests, all properties, assets, books of accounts, title papers, insurance policies, contracts, leases, commitments, records and other documents of every character relating to the Business No. 1 and Business No. 2.

11.4 Other  Actions.
     --------------

     From the date hereof until Closing, each Seller shall not take any action which shall prevent the representations, warranties and covenants of Seller set forth herein from being true and correct at the Closing.

                                        12.
                 SURVIVAL OF AND RELIANCE UPON REPRESENTATIONS,
                   WARRANTIES AND AGREEMENTS; INDEMNIFICATION
                   ------------------------------------------

12.1 Survival  of  Representations  and  Warranties.
     ----------------------------------------------

     The parties acknowledge and agree that all representations, warranties and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and continue to be binding upon the party giving such representation, warranty or agreement and shall be fully enforceable to the extent provided for in Sections 12.3 and 12.4 hereof, at law or in equity, for the period beginning on the date of Closing and ending three (3) years thereafter, except for the representations, warranties and agreements designated and identified in Sections 3.1, 3.2, 3.3, 3.4, 4.2, 9.3, 9.11, 9.12, 9.13, 9.16, 10.2 and 10.4 which shall survive the Closing and shall terminate in accordance with the statute of limitations governing written contracts in the State of North Carolina and Exhibits I, I-1, I-2 and I-3, and Exhibits J, J-1, J-2, J-3, J-4, J-5, J-6, J-7, J-8, J-9, J-10, J-11, J-12, J-13, J-14 and J-15, which shall terminate as provided therein.

12.2 Reliance  Upon  and  Enforcement  of  Representations,  Warranties  and
     -----------------------------------------------------------------------
     Agreements.
     ----------

     (a) Each Seller hereby agrees that, notwithstanding any right of Purchaser No. 1 and/or Purchaser No. 2 to fully investigate the affairs of each Seller, and notwithstanding knowledge of facts determined or determinable by Purchaser No. 1 and/or Purchaser No. 2 pursuant to such investigation or right of investigation, Purchaser No. and/or Purchaser No. 2 have the right to rely fully upon the representations, warranties and agreements of any Seller contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Purchaser No. 1 and/or Purchaser No. 2 pursuant to the provisions of this Agreement.

     (b) Purchaser No. 1 and/or Purchaser No. 2 hereby agree that, notwithstanding any right of any Seller to fully investigate the affairs of Purchaser No. 1 and/or Purchaser No. 2, and notwithstanding knowledge of facts determined or determinable by any Seller pursuant to such investigation or right of investigation, each Seller have the right to rely fully upon the representations, warranties and agreements of Purchaser No. 1 and/or Purchaser No. 2 contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to each Seller pursuant to the provisions of this Agreement.

12.3 Indemnification  by  Sellers,  Shareholders  and  Members.
     ---------------------------------------------------------

     Provided Purchaser No. 1 and/or Purchaser No. 2 make a written claim for indemnification against any Seller, and/or Shareholders and/or Members within any applicable survival period specified in Section 12.1, and subject to the limitations set forth in Section 12.7, each Seller, Shareholders and Members (jointly and severally), shall indemnify Purchaser No. 1 and/or Purchaser No. 2 against and hold them harmless from:

     (i) any and all loss, damage, liability or deficiency resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant, or obligation made or incurred by any Seller herein or in any other agreement, instrument or document delivered by or on behalf of any Seller pursuant to the provisions of the Agreement;

     (ii) any imposition (including by operation of law) or attempted imposition by a third party upon Purchaser No. 1 and/or Purchaser No. 2 of any liability of any Seller which Purchaser No. 1 has not specifically agreed to assume pursuant to Section 3.1 of this Agreement and/or which Purchaser No. 2 has not specifically agreed to assume pursuant to Section 3.2 of this Agreement;

     (iii)any liability (except for any Assumed Liabilities No. 1 or Assumed Liabilities No. 2 described in Sections 3.1 and 3.2, respectively) or other obligation incurred by or imposed upon Purchaser No. 1 and/or Purchaser No. 2 resulting from the failure of the parties to comply with the provisions of any law relating to bulk transfers which may be applicable to the transaction herein contemplated;

     (iv) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

     Except as  otherwise  provided in this  Agreement,  nothing in this Section
     12.3 shall be construed to limit the amount to which, or the time by which, by reason of offset or otherwise, that Purchaser No. 1 and/or Purchaser No. 2 may recover from any Seller or any Shareholder or any Member pursuant to this Agreement resulting from any Seller's or any Shareholder's or any Member's breach or violation of any representation, warranty, covenant or agreement contained herein.

     Any amounts to which Purchaser No. 1 and/or Purchaser No. 2, their successors or assigns, is entitled to indemnification pursuant to the provisions of this Section, shall first be offset against the amount payable to Seller against the subordinated promissory notes, then against any payments due under Section 4.6. Provided, however, the offset in any one year may not exceed the aggregate amount payable of principal and interest due on said applicable subordinated promissory notes for said year, and any amount, if any, payable under Section 4.6 for such year.

12.4 Indemnification  by  Purchaser  No.  1  and/or  Purchaser  No.  2.
     -----------------------------------------------------------------

     Provided Shareholders and/or any Seller and/or any Member make a written claim for indemnification against Purchaser No. 1 and/or Purchaser No. 2, as applicable, within any applicable survival period specified in Section 12 and subject to the limitation set forth in Section 12.8, Purchaser No. 1 and/or Purchaser No. 2, as applicable, shall indemnify each Seller and each Shareholder and each Member against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of: (i) any Assumed Liabilities of Purchaser No. 1 or any Assumed Liabilities of Purchaser No. 2 , as applicable; (ii) any liability of Purchaser No. 1 and/or Purchaser No. 2 arising out of Purchaser No. 1's and/or Purchaser No. 2's operations subsequent to the Closing (except to the extent such liability is the result of a breach of a covenant or warranty of any Seller hereunder); (iii) any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Purchaser No. 1 and/or Purchaser No. 2, as applicable herein or in any other agreement, instrument, or document delivered by or on behalf of Purchaser No. 1 and/or Purchaser No. 2 pursuant to the provisions of this Agreement; and (iv) any and all related costs and expenses (including reasonable legal and accounting fees). Except as otherwise provided herein, nothing in this
     Section 12.4 shall be construed to limit the amount to which, or the time by which, by reason of offset or otherwise, that any Seller may recover from Purchaser No. 1 and/or Purchaser No. 2 pursuant to this Agreement resulting from its breach or violation of any representation, warranty, covenant or agreement contained herein.

12.5 Notification  of  and  Participation  in  Claims.
     ------------------------------------------------

     (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought. Such notice shall be sent within ten (10) days after the party to be indemnified has received notification of such claim, but failure to notify the indemnifying party shall in no event prejudice the right of the party to be indemnified under this Agreement, unless the indemnifying party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect of which Sellers/Shareholders/Members on the one hand, or Purchaser No. 1 and/or Purchaser No. 2, as applicable, on the other hand, may have an obligation to indemnify the other, the party asserting such right to indemnity (the "Party to be Indemnified") shall give or cause to be given to the party from whom indemnity is sought (the "Indemnifying Party") written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

     (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be Indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 12.3 and 12.4 hereunder. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, negotiation or settlement thereof, at that Indemnifying Party's expense. Thereafter, the Party to be Indemnified shall be indemnified in the entirety for any liability arising out of the ultimate defenses, negotiation or settlement of such matter.

     (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement. If the Party to be Indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 12.3 or 12.4 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the
          Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 12.3 or 12.4 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter up to the maximum of the original proposed settlement. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant to Sections 12.3 and 12.4 for the amount of the original settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in connection with such defense, negotiation or settlement.

12.6 Excluded  Liabilities.
     ---------------------

     (a) Notwithstanding anything contained herein to the contrary, in the event any Excluded Liability would attach to Purchased Assets No. 1 and/or Purchased Assets No. 2 under any successor liability statute or otherwise, notwithstanding the fact that such liability was an Excluded Liability, Seller and Shareholders and Members shall be jointly and severally responsible for the payment of such Excluded Liability and the lien on Purchased Assets No. 1 and/or Purchased Assets No. 2 (which would represent a breach of certain representations under the Agreement) related to such liability.

12.7 Limitation  on  Liability.
     -------------------------

     The maximum liability that any Shareholder may be individually required to pay to Purchaser No. 1 and Purchaser No. 2 under this Section 12 shall not exceed an amount equal to the total consideration paid to Sellers hereunder by Purchaser No. 1 and Purchaser No. 2 hereunder multiplied by the following respective percentages:

               R.  Stitt          -          77.32%
               G.  Stitt          -          10.31%
               J.  Eacho          -          10.31%
               R.  Washington     -           2.06%

12.8 Limitation  on  Liability.
     -------------------------

     Notwithstanding anything contained in this Agreement to the contrary, the maximum amount that Purchaser No. 1 and/or Purchaser No. 2, as applicable, may be collectively required to pay to the Sellers under this Section 12 as a result of any and all breaches shall be limited to the total consideration paid under this Agreement by Purchaser No. 1 and Purchaser No. 2, as applicable, to the Sellers.

                                       13.
                                   THE CLOSING
                                   -----------

13.1 Date,  Time  and  Place  of  Closing.
     ------------------------------------

     Consummation of the transactions contemplated hereby (the "Closing") shall take place on July 28, 2000 (the "Closing Date"), at 9:00 a.m. EDT at the offices of Lindhorst & Dreidame, 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202, or on such other Closing Date, or at such other time and/or place as the parties may mutually agree upon.

13.2 Conditions  Precedent  to  Purchaser  No.  1's  and  Purchaser  No. 2's
     -----------------------------------------------------------------------
     obligations.
     -----------

     The obligation of Purchaser No. 1 and/or Purchaser No. 2 to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

     (a)  Each  Seller  shall  have  complied  with  and  performed  all  of the
          representations,   warranties,   agreements  and  covenants  hereunder
          required to be performed by it prior to or at the Closing;

     (b)  There  shall be no  pending  or  threatened  legal  action  which,  if
          successful,   would  prohibit   consummation  or  require  substantial
          rescission of the transactions contemplated by this Agreement;

     (c) The business, aggregate properties and operations of the Sellers shall not have been materially adversely affected as a result of any fire, accident or other casualty or any labor disturbance or act of God or the public enemy, and there shall otherwise have been no material adverse change to the business, aggregate properties, or operations of the Sellers since December 31, 1999;

     (d) Each Seller shall have delivered to Purchaser No. 1 and/or Purchaser No. 2, as applicable, at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser No. 1 and Purchaser No. 2 and its counsel:

          (i)  The instruments of transfer required by Sections 2.6 and 2.7;

          (ii) Releases (or copies thereof) of all liens, claims, charges, encumbrances, security interests and restrictions on Purchased Assets No. 1 and Purchased Assets No. 2 necessary to provide Purchaser No. 1 with good title to each of the Purchased Assets No. 1 at the Closing and to provide Purchaser No. 2 with good title to each of the Purchased Assets no. 2 at the Closing;

          (iii)Certified copies of the corporate actions taken by the Board of Directors and Shareholders of DataNet authorizing the execution, delivery and performance of this Agreement;

          (iv) Certified copies of the actions of the members taken by DTP, DTS and DP authorizing the execution, delivery and performance of this Agreement;

          (v) Certificates of Existence for each Seller from the Secretary of State of North Carolina dated no earlier than fifteen (15) days prior to Closing;

          (vi) Opinion Letter of Bailey and Dixon, containing the opinions set forth in Exhibit K;

          (vii)Each  Seller and each  Shareholder  shall have  entered  into the
               non-competition   agreements  as  set  forth  in  the  respective
               Exhibits;

          (viii) R. Stitt, G. Stitt, J. Eacho and R. Washington shall have entered into his respective Employment Agreement set forth in the respective Exhibits;

     (e) DataNet will adopt and file with the Secretary of State of North Carolina an Amendment to the Charter of DataNet changing the name of DataNet to a name substantially dissimilar to DATANET, INC., and each Seller shall execute a Consent for Use of Similar Name form as set forth in Section 9.19.

     (f) Purchaser No. 1 and Purchaser No. 2 shall have received assurances in form and substance satisfactory to it (that may include insurance certificates) that each Seller has made all provisions necessary under applicable law, with regard to an employer's obligation to provide for a continuation of health insurance and other benefits of any employee, who is not employed by such Seller following termination of employment.

13.3 Conditions  Precedent  to  Seller's  Obligations.
     ------------------------------------------------

     The obligation of each Seller to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

     (a) Performance by Purchaser No. 1 and Purchaser No. 2 of all of the representations, warranties, agreements and covenants to be performed by it at or before the Closing;

     (b)  There  shall be no  pending  or  threatened  legal  action  which,  if
          successful,   would  prohibit   consummation  or  require  substantial
          rescission of the transactions contemplated by this Agreement;

     (c) Purchaser No. 1 shall deliver to the Sellers at or before the Closing the following documents, all of which shall be in form and substance acceptable to the Sellers and their counsel:

          (i) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DataNet at the Closing pursuant to
               Section 4.3(a) hereof;

          (ii) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DTS at the Closing pursuant to
               Section 4.3(b) hereof;

          (iii)A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DTP at the Closing pursuant to
               Section 4.3(c) hereof;

          (iv) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DP at the Closing pursuant to
               Section 4.3(d) hereof;

          (v) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to Escrow Agent at the Closing pursuant to Section 4.3(e) hereof;

          (vi) A Promissory Note as set forth in Section 4.3(f) hereof;

          (vii)An assumption of liability agreement under which Purchaser No. 1 assumes the liabilities set forth in Section 3.1;

          (viii) Certified copies of the corporate actions taken by Purchaser No. 1 authorizing the execution, delivery and performance of this Agreement;

          (ix) Certificate of Good Standing for Purchaser No. 1 from the Secretary of State of Delaware dated no earlier than fifteen (15) days prior to the date of Closing;

          (x) Opinion Letter of Lindhorst & Dreidame, counsel for Purchaser No. 1, addressed to Seller and dated the Closing Date, containing the opinions set forth in Exhibit L;

     (d) Purchaser No. 2 shall deliver to the Sellers at or before the Closing the following documents, all of which shall be in form and substance acceptable to Sellers and their counsel:

          (i) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DataNet at the Closing pursuant to
               Section 4.4(a) hereof;

          (ii) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DTS at the Closing pursuant to
               Section 4.4(b) hereof;

          (iii)A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DTP at the Closing pursuant to
               Section 4.4(c) hereof;

          (iv) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to DP at the Closing pursuant to
               Section 4.4(d) hereof;

          (v) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to Escrow Agent at the Closing pursuant to Section 4.4(e) hereof;

          (vi) A Promissory Note as set forth in Section 4.4(f) hereof;

          (vii)An assumption of liability agreement under which Purchaser No. 2 assumes the liabilities set forth in Section 3.2;

          (viii) Certified copies of the corporate actions taken by Purchaser No. 2 authorizing the execution, delivery and performance of this Agreement;

          (ix) Certificate of Good Standing for Purchaser No. 2 from the Secretary of State of Delaware dated no earlier than fifteen (15) days prior to the date of Closing;

          (x) Opinion Letter of Lindhorst & Dreidame Co., LPA, counsel for Purchaser No. 2, addressed to Seller and dated the Closing Date, containing the opinions set forth in Exhibit M.

     (e)  Purchaser No. 1 shall have entered into the Employment Agreements with
          R. Stitt, G. Stitt, J. Eacho and R. Washington as set forth in Exhibits I, I-1, I-2 and I-3.

     (f)  Purchaser No. 1 shall have entered into a Lease Agreement with Richard
          C. Stitt and Beth J. Stitt in the form attached hereto as Exhibit N.


                                       14.
                               GENERAL PROVISIONS
                               ------------------

14.1 Publicity.
     ---------

     All public announcements relating to this Agreement or the transactions contemplated hereby will be made by Purchaser No. 1 and Purchaser No. 2 with the consent of the Sellers, which consent will not be unreasonably withheld, except for any disclosure which may be required because of Purchaser No. 1's being a publicly-traded corporation on the over-the-counter market.

14.2 Expenses.
     --------

     Purchaser No. 1 will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser No. 1 or its representatives, Purchaser No. 2 will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser No. 2 or its representatives, and each Seller shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by such Seller or their respective representatives.

14.3 Notices.
     -------

     All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

     (a)  If to Purchaser No. 1, to:

               Pomeroy  Computer  Resources,  Inc.
               1020  Petersburg  Road
               Hebron,  Kentucky  41048

     (b)  If  to  Purchaser  No.  2,  to

               Pomeroy  Select  Integration  Solutions,  Inc.
               1020  Petersburg  Road
               Hebron,  Kentucky  41048

          With  a  copy  to:

               James  H.  Smith  III,  Esq.
               Lindhorst  &  Dreidame
               312  Walnut  Street,  Suite  2300
               Cincinnati,  Ohio  45202

     (c)  If to Seller, to:

               DataNet,  Inc.
               5001  White  Flag  Way
               Wake  Forest,  North  Carolina  27587

               DataNet  Technical  Services,  LLC
               5001  White  Flag  Way
               Wake  Forest,  North  Carolina  27587

               DataNet  Tangible  Products,  LLC
               5001  White  Flag  Way
               Wake  Forest,  North  Carolina  27587

               DataNet  Programming,  LLC
               5001  White  Flag  Way
               Wake  Forest,  North  Carolina  27587

          With  a  copy  to:

               Cathleen  Plaut,  Esq.
               Bailey  &  Dixon,  L.L.P.
               2500  Two  Hanover  Square
               Raleigh,  North  Carolina  27602-1351

     (d)  If to Shareholders, to:

               Richard  Stitt
               5001  White  Flag  Way
               Wake  Forest,  North  Carolina  27587

     (e)  If to Members, to:

               DataNet,  Inc.
               5001  White  Flag  Way
               Wake  Forest,  North  Carolina  27587


14.4 Binding  Effect.
     ---------------

     Except as may be otherwise provided herein, this Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

14.5 Headings.
     --------

     The headings in this  Agreement  are  intended  solely for  convenience  of
     reference   and  shall  be  given  no  effect   in  the   construction   or
     interpretation of this Agreement.

14.6 Exhibits.
     --------

     The  Exhibit  and  Disclosure   Schedule  referred  to  in  this  Agreement
     constitute an integral part of this Agreement as if fully rewritten herein.

14.7 Counterparts.
     ------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

14.8 Governing  Law.
     --------------

     This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to its laws regarding conflict of laws.

14.9 Severability.
     ------------

     If any provision of this Agreement shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

14.10 Waivers;  Remedies  Exclusive.
      -----------------------------

     No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same. Except as otherwise provided in the Subordinated Promissory Notes, the Employment Agreements, Lease Agreement and the Covenant Not to Compete Agreements, the indemnification provided for by Section 12 herein shall constitute the exclusive remedy of any party with respect to (i) the matters for which such indemnification is provided and (ii) any other matters arising out of, relating to or connected with this Agreement or the transactions contemplated hereby, and whether any claims or causes of action asserted with respect to any such matters are brought in contract, tort or other legal theory whatsoever. Such limitations set forth in this
     Section 14.10 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to address any default or breach of this Agreement; or (b) to seek enforcement, collection, damages or any non-monetary equitable relief to address any subsequent default or breach of any transfer document, assumption, consent or agreement to be delivered at Closing hereunder. In connection with the seeking of any non-monetary equitable relief, each of the parties acknowledge and agree that the other parties hereto would be damaged irrevocably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agree that the other parties hereto shall be entitled to an injunction or injunctions or prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof by any competent court having jurisdiction over the parties.

14.11 Assignments.
      -----------

     Except as otherwise provided in this Agreement, no party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other party.

14.12 Entire  Agreement.
      -----------------

     This Agreement and the agreements, instruments and other documents to be delivered hereunder constitute the entire understanding and agreement concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressly contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto any rights or privilege hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

14.13 Business  Records.
      -----------------

     Each Seller, Shareholder and Member shall be permitted to retain copies of such books and records relating to Purchased Assets No. 1 and/or Purchased Assets No. 2 and relating to the accounting and tax matters of Business No. 1 and/or Business No. 2 and to have access to all original copies of records so delivered to Purchaser No. 1 and/or Purchaser No. 2 at reasonable times, for any reasonable business purpose, for a period of six
     (6) years after the Closing.

14.14 Dissolution  of  DataNet.
      ------------------------

     Purchaser No. 1 and Purchaser No. 2 acknowledge that following the Closing, DataNet may adopt a plan of liquidation with the intent to dissolve the corporation. Provided, however, DataNet and each Shareholder agree that the plan of liquidation will not be effectuated and implemented by DataNet until all the conditions set forth in Section 2 of this Agreement regarding the transfer of all the respective purchased assets have been effectuated by DataNet. DataNet acknowledges that Purchaser No. 1 and Purchaser No. 2 will suffer irreparable harm in the event that DataNet would liquidate prior to satisfying all of its obligations under the terms of this Agreement and the exhibits hereto.


                                       15.
                                      LEASE
                                      -----

15.1 At Closing, R. Stitt and Beth J. Stitt will cancel the current lease with DataNet for the real estate located at 2724 Discovery Drive, Raleigh, North Carolina. As a condition of Closing of this Agreement, R. Stitt and Beth J. Stitt shall enter into a Lease Agreement with Purchaser No. 1 in the form attached hereto as Exhibit O.

     The parties hereto have executed this Agreement as of the date first above written.

WITNESSES:                                    DATANET,  INC.


___________________________                By:__________________________________


___________________________                Its: ________________________________



                                              DATANET TECHNICAL SERVICES, LLC


___________________________                By:__________________________________


___________________________                Its: ________________________________


                                              DATANET  TANGIBLE  PRODUCTS,  LLC


___________________________                By:__________________________________


___________________________                Its: ________________________________


                                              DATANET  PROGRAMMING,  LLC


___________________________                By:__________________________________


___________________________                Its: ________________________________

___________________________                SHAREHOLDERS:

___________________________                _____________________________________
                                             RICHARD  STITT

___________________________


___________________________                _____________________________________
                                             GREGORY  STITT

___________________________


___________________________                _____________________________________
                                             JEFFREY  EACHO

___________________________


___________________________                _____________________________________
                                             RICHARD  WASHINGTON


                                             POMEROY  COMPUTER  RESOURCES, INC.

___________________________


___________________________                By:__________________________________
                                                Stephen  E.  Pomeroy
                                                Chief  Financial  Officer


                                             POMEROY  SELECT  INTEGRATION
___________________________                  SOLUTIONS,  INC.


___________________________                By:__________________________________
                                                Stephen  E.  Pomeroy
                                                CEO  and  President